Filed pursuant to Rule 424(b)(3). Based upon the registration of $1 billion of Notes to be offered by means of an applicable pricing supplement, this prospectus supplement and the accompanying prospectus under the Registration Statement (File Nos. 333-144261 and 333-144261-01 through 333-144261-07) filed on July 2, 2007, a filing fee of $30,700 has been calculated in accordance with Rule 457(r). In accordance with Rule 457(p) the registrant is carrying over $30,700 of the unused portion of the $107,000 fee paid in connection with the prospectus supplement filed June 16, 2006 for securities previously registered on Registration Statement No. 333-134738 of The Bank of New York Company Inc., filed on June 5, 2006. This $30,700 relates to $683,489,000 aggregate principle amount of securities for which fees of $73,133 were paid but securities were not issued under such Registration Statement. This paragraph shall be deemed to update the "Calculation of Registration Fee" table in the Registration Statement filed July 2, 2007.

PROSPECTUS SUPPLEMENT

(To prospectus dated July 2, 2007)

$1,000,000,000

The Bank of New York Mellon Corporation CoreNotes®

Due Nine Months or More from Date of Issue

Terms: We may offer from time to time up to an aggregate initial public offering price of $1,000,000,000 of The Bank of New York Mellon Corporation CoreNotes®, which are a class of our debt securities entitled either Senior Medium-Term Notes Series H or Senior Subordinated Medium-Term Notes Series I. Each Note will include the following terms, unless different terms are described in the applicable pricing supplement:

•   A stated maturity date from nine months or longer from the date of issue.

•   Payment of principal of and interest on the Senior Notes will be senior to the Senior Subordinated Notes.

•   Payment of principal of the Senior Subordinated Notes may be accelerated only in the case of our bankruptcy, insolvency or reorganization, and there is no right of acceleration of this payment upon a payment default on these Notes or in the performance of any of our other covenants in the related indenture.

•   Interest at a fixed rate, if interest-bearing, on the days during the term of the Notes specified in the applicable pricing supplement.

•   Redemption provisions, if applicable, at our option or otherwise.

•   Early repayment provisions, if applicable, upon the death of a beneficial owner exercisable by the estate.

•   Minimum denominations of $1,000 or integral multiples of $1,000.

•   Book-entry through The Depository Trust Company, except in limited circumstances.

•   Payment in U.S. dollars.

We will specify final terms for each Note in the applicable pricing supplement, which may be different from the terms described in this prospectus supplement.

See “ Risk Factors” beginning on page S-4 to read about factors you should consider before investing in any Notes.

THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We may sell the Notes to the Purchasing Agent referred to below as principal for resale at varying or fixed offering prices or through the Purchasing Agent as agent using its reasonable best efforts on our behalf. Unless otherwise specified in the applicable pricing supplement, the price to the public for the Notes will be 100% of their principal amount. If we sell all of the Notes under this prospectus supplement, we expect to receive proceeds of between approximately $975,000,000 and $998,750,000 after paying the Purchasing Agent’s discounts and commissions of between approximately $1,250,000 and $25,000,000 and before deducting expenses payable by us. We may also sell the Notes directly to investors on our own behalf where we are authorized to do so.

Merrill Lynch & Co.

The date of this prospectus supplement is July 2, 2007.

“CoreNotes®” is a registered service mark of Merrill Lynch & Co., Inc.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT,

THE ACCOMPANYING PROSPECTUS AND PRICING SUPPLEMENTS

This prospectus supplement sets forth certain terms of the Notes that we may offer and supplements the prospectus that is attached to the back of this prospectus supplement. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from or additional to the information in that prospectus.

Each time we offer and sell Notes, you will receive a pricing supplement with this prospectus supplement. The pricing supplement will contain the specific description of the Notes we are offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement and the accompanying prospectus to the extent it contains information that is different from or additional to the information contained in this prospectus supplement or the accompanying prospectus.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, as well as in the applicable pricing supplement relating to the particular offering of Notes, in making your decision to invest in the Notes.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. Neither we nor the Purchasing Agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the Purchasing Agent is making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of its date.

References in this prospectus supplement to the “Company”, “we”, “us” or “our” are to The Bank of New York Mellon Corporation and references in this prospectus supplement to the “Purchasing Agent” are to Merrill Lynch, Pierce, Fenner & Smith Incorporated. In addition, references in this prospectus supplement to the “Senior Notes” shall mean Senior Medium-Term Notes Series H, references in this prospectus supplement to the “Senior Subordinated Notes” shall mean Senior Subordinated Medium-Term Notes Series I, and references in this prospectus supplement to the “Notes” shall mean the Senior Notes and the Senior Subordinated Notes.

SUMMARY

This section outlines the legal and financial terms of the Notes that are more generally described herein under “Description of Notes”. You should read the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus, as well as in the applicable pricing supplement relating to the particular offering of Notes.

Company	The Bank of New York Mellon Corporation

Name of the Securities	The Bank of New York Mellon Corporation CoreNotes®, which are part of the following series:

Senior Medium-Term Notes Series H or Senior Subordinated Medium-Term Notes Series I

Purchasing Agent	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Amount	Under this prospectus supplement, up to $1,000,000,000 aggregate initial offering price of either Senior Notes or Senior Subordinated Notes.

Ranking of Senior Notes	The Senior Notes will be our unsecured and unsubordinated obligations and will rank equally with our other unsecured and unsubordinated indebtedness.

Ranking of Senior Subordinated Notes	The Senior Subordinated Notes will be unsecured and subordinated to our Senior Indebtedness as described in the accompanying prospectus.

Maturities	The Notes will be due nine months or longer from the date of issue, as specified in the applicable pricing supplement.

Denominations	Unless otherwise specified in the applicable pricing supplement, we will issue the Notes in denominations of $1,000 and integral multiples of $1,000.

Interest

Each interest-bearing Note will bear interest from its date of issue at a fixed rate per year, specified in the applicable pricing supplement, until the principal thereof is paid. Interest on each such Note will be payable on each interest payment date specified in the applicable pricing supplement and at maturity or, if applicable, earlier redemption or repayment, and will be computed on the basis of a 360-day year of twelve 30-day months.

Principal

The principal amount of each Note will be payable on its stated maturity date specified in the applicable pricing supplement, unless redeemed or repaid prior thereto in accordance with its terms, at the office of the Paying Agent, Registrar and Transfer Agent for the Notes or at such other office in The City of New York as we may designate.

Redemption	Unless otherwise specified in the applicable pricing supplement, the Notes will not be redeemable prior to the stated maturity date.

Survivor’s Option

Unless otherwise specified in the applicable pricing supplement, the Notes will be subject to repayment prior to maturity at least six months after the Notes’ acquisition by a beneficial owner, if requested, following the death of that beneficial owner. The right to require repayment in these circumstances is referred to herein as the “Survivor’s Option”, which is subject to limits, both individually and on an aggregate basis, on the permitted dollar amount of exercise in any calendar year exercisable by the estate of the deceased owner.

Form of Notes

The Notes will be represented by global securities that will be deposited and registered in the name of The Depository Trust Company or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes.

Senior Trustee	Deutsche Bank Trust Company Americas.

Senior Subordinated Trustee	Manufacturers and Traders Trust Company.

Paying Agent, Registrar and Transfer Agent	The Bank of New York.

RISK FACTORS

Your investment in the Notes involves certain risks, not all of which are described in this prospectus supplement, some of which relate to the Notes and others of which relate to us. The Bank of New York Company, Inc. and Mellon Financial Corporation, the entities to which the Company is a successor as described more fully in the accompanying prospectus, have included a discussion of risk factors relating to their respective businesses and an investment in their securities in their Annual Reports on Form 10-K and updates to such risk factors in their Quarterly Reports on Form 10-Q filed with the SEC. These reports are incorporated by reference into this prospectus supplement. See “Where You Can Find More Information” in the accompanying prospectus for an explanation of how to get a copy of any of these reports. Additional risks related to the Notes are described below. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks and the risk factors discussed in the periodic reports before deciding whether an investment in the Notes is suitable for you. The Notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components and interrelationships. Although we discuss key risks in our risk factor descriptions, new risks may emerge in the future, which may prove to be important. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

We are a holding company, and as a result we are dependent on dividends from our subsidiaries, including The Bank of New York and Mellon Bank, N.A. (collectively, “the Banks”), to meet our obligations, including with respect to the Notes.

We are a non-operating holding company, whose principal assets and source of income is our investment in our subsidiaries, including the Banks. We are a legal entity separate and distinct from the Banks and our other subsidiaries and, therefore, rely primarily on dividends from these subsidiaries to meet our obligations, including with respect to the Notes, and to provide funds for payment of dividends to our shareholders, to the extent declared by our board of directors. There are various legal limitations on the extent to which the Banks and our other subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise) and certain of our affiliates. As of March 31, 2007, assuming the merger of The Bank of New York Company and Mellon Financial into the Company (which occurred on July 2, 2007) (the “Merger”), had occurred on March 31, 2007, the Banks could have paid dividends of approximately $1,068 million to us. Although we maintain cash positions for liquidity at the holding company level, if the Banks or other of our subsidiaries were unable to supply us with cash over time, we could be unable to meet our obligations, including with respect to the Notes, or declare or pay dividends in respect of our capital stock. See “Certain Regulatory Considerations-Restrictions on Payment of Dividends” in the accompanying prospectus.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the Notes, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of the Banks, their depositors), except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Accordingly, the Notes will be effectively subordinated to all existing and future liabilities of our subsidiaries.

The Senior Subordinated Notes will be subordinated in right of payment to all of our Senior Indebtedness and noteholders will have limited acceleration rights under the Senior Subordinated Indenture.

The payment of the principal of and interest on the Senior Subordinated Notes will, to the extent set forth in the Senior Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the accompanying prospectus). If certain events of insolvency occur, the payment of the principal of and interest on the Senior Subordinated Notes will, to the extent set forth in the Senior Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all Other Financial Obligations (as defined in the accompanying prospectus). Indebtedness that would have ranked senior to the Senior Subordinated Notes would have totaled approximately $6.0 billion at May 31, 2007 if the

Merger had occurred on that date. The Senior Subordinated Indenture does not limit or prohibit us from incurring additional senior indebtedness.

Payment of principal of the Senior Subordinated Notes may be accelerated only in the case of our bankruptcy, insolvency or reorganization, and there is no right of acceleration of this payment upon a default in the payment of principal of or interest on the Senior Subordinated Notes or in the performance of any of our other covenants in the Senior Subordinated Indenture.

There may not be any trading market for the Notes; many factors affect the trading market and value of the Notes.

Upon issuance, your Notes will not have an established trading market. We cannot assure you that a trading market for your Notes will ever develop or be maintained if developed. In addition to our creditworthiness, many factors affect the trading market for, and trading value of, your Notes. These factors include:

•	the time remaining to the maturity of your Notes,

•	the outstanding amount of Notes with terms identical to your Notes,

•	the redemption or repayment features, if any, of your Notes, and

•	the level, direction and volatility of market interest rates generally.

You should also be aware that there may be a limited number of buyers when you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all.

Redemption may adversely affect your return on the Notes.

If your Notes are redeemable at our option, we may choose to redeem your Notes at times when prevailing interest rates are relatively low. In addition, if your Notes are subject to mandatory redemption, we may be required to redeem your Notes also at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your Notes being redeemed.

Our credit ratings may not reflect all risks of an investment in the Notes.

Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of your Notes. Our credit ratings, however, may not reflect the potential impact of risks related to market or other factors discussed above on the value of your Notes.

The ability to exercise the Survivor’s Option may be limited in amount.

We have the discretionary right to limit the aggregate principal amount of Notes subject to the Survivor’s Option that may be exercised in any calendar year to an amount equal to the greater of (i) $5,000,000 or (ii) 2.5% of the outstanding principal amount of all Notes offered by this prospectus supplement or the predecessor prospectus supplement of The Bank of New York Company as of the end of the most recent calendar year. We also have the discretionary right to limit to $500,000 in any calendar year the aggregate principal amount of Notes offered by this prospectus supplement subject to a Survivor’s Option that may be exercised in such calendar year on behalf of any individual deceased owner of a beneficial interest in a Note. Accordingly, no assurance can be given that exercise of the Survivor’s Option for the desired amount will be permitted in any single calendar year.

DESCRIPTION OF NOTES

General

The Company will issue the Senior Notes under an Indenture dated as of July 18, 1991, as amended by a First Supplemental Indenture dated as of June 29, 2007 (the “Senior Indenture”), between the Company (successor to The Bank of New York Company, Inc.) and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as trustee. The Company will issue the Senior Subordinated Notes under an Indenture, dated as of October 1, 1993, as amended by a First Supplemental Indenture dated as of June 29, 2007 (the “Senior Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), between the Company (successor to The Bank of New York Company, Inc.) and Manufacturers and Traders Trust Company, successor to J.P. Morgan Trust Company, National Association (successor by merger to Chase Manhattan Trust Company, National Association), as trustee. The accompanying prospectus briefly outlines some of the provisions of the Indentures. If you would like more information about the Indentures, you should review them as filed with the SEC. See “Where You Can Find More Information” in the accompanying prospectus on how to locate the Indentures.

We provide information to you about the Notes in three separate documents. The first document is the accompanying prospectus, dated July 2, 2007, which provides general information concerning the Notes under “Description of Senior Debt Securities and Senior Subordinated Debt Securities”, some of which may not apply to a particular Note. The second document is this prospectus supplement, which also provides additional information about the Notes to supplement or replace, to the extent inconsistent, the description in the accompanying prospectus. The third document is the pricing supplement, which will provide final details about the terms of a specific Note and will be filed with the SEC about the time that the Note is sold.

This prospectus supplement includes (and the applicable pricing supplement will include) summaries of the Notes and the Indentures. If the information in this prospectus supplement or in the applicable pricing supplement differs from the terms and provisions of the Notes or the Indentures, you should in all cases rely on the terms and provisions of the Notes and the Indentures. The following description of Notes will apply to each Note offered hereby unless otherwise specified in the applicable pricing supplement.

The Notes will be either Senior Notes or Senior Subordinated Notes (referred to in the accompanying prospectus as the “Senior Debt Securities” and the “Senior Subordinated Debt Securities,” respectively). The Senior Notes and the Senior Subordinated Notes are each a single series of debt securities under the Indenture pursuant to which they will be issued. The Notes are currently limited to up to $1,000,000,000 aggregate initial public offering price. The Indentures do not limit the amount of additional debt securities that we may issue in the future under the Indentures.

Each Indenture provides that we may issue debt securities in one or more series up to the aggregate principal amount authorized by us from time to time. Each series of debt securities and each specific Note may differ as to its terms and each series of debt securities need not be issued at the same time. A series of debt securities, including the Senior Notes and the Senior Subordinated Notes, may be reopened or further reopened in order to issue additional debt securities of that series without the consent of the holders of the applicable series of Notes.

Upon issuance, all Notes having the same issue price, Original Issue Date (as defined herein), Maturity Date (as defined herein), interest rate, redemption and repayment provisions, if any, and Interest Payment Dates (as defined herein) will be represented by one global Note, which will be registered in the name of a nominee of The Depository Trust Company, as Depositary under the Indentures (“DTC”). All references herein to “registered holders” or “holders” will be to DTC or its nominee and not to owners of beneficial interests in Notes, except as otherwise provided. See “Book-Entry Issuance” in the accompanying prospectus.

Unless otherwise specified in the applicable pricing supplement, we will issue Notes in denominations of $1,000 and integral multiples of $1,000.

Ranking

The Senior Notes will be unsecured and unsubordinated obligations of the Company and will rank equally with other unsecured and unsubordinated indebtedness of the Company. Indebtedness of the Company that would have ranked equally with the Senior Notes would have totaled approximately $6.0 billion at May 31, 2007 if the Merger had occurred on that date.

The Senior Subordinated Notes will be unsecured and subordinated to Senior Indebtedness of the Company as described in the accompanying prospectus under “Description of Senior Debt Securities and Senior Subordinated Debt Securities-Debt Securities Issued by the Company under the BNY Senior Indenture or the BNY Senior Subordinated Indenture-Subordination of Senior Subordinated Debt Securities.” The Indentures do not limit or prohibit the incurrence of additional Senior Indebtedness. Indebtedness of the Company which would have been senior to the Senior Subordinated Notes totaled approximately $6.0 billion at May 31, 2007 if the Merger had occurred on that date. Indebtedness of the Company which would have ranked equally with the Senior Subordinated Notes would have totaled approximately $4.9 billion at May 31, 2007 if the Merger had occurred on that date.

Because the Company is a holding company, its rights and the rights of its creditors, including the holders of any Notes, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of the Banks, their depositors), except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Accordingly, the Notes will be effectively subordinated to existing and future liabilities of the Company’s subsidiaries, and holders of Notes should look only to our assets for payments on the Notes.

Maturity

The Notes will be offered on a continuous basis and will mature on any day nine months or longer from the date of issue, as specified in the applicable pricing supplement. Each Note will also be due and payable (in whole or in part) on any earlier date on which the principal or an installment of principal of a Note becomes due and payable, whether by a declaration of acceleration, a call for redemption at our option, notice of election to exercise any Survivor’s Option or otherwise as agreed to by the purchaser and the Company and specified in the applicable pricing supplement.

Payment of the principal of the Senior Subordinated Notes may be accelerated only in case of the bankruptcy, insolvency or reorganization of the Company. As a holder of a Note, you do not have a right to accelerate the payment of principal on the Senior Subordinated Notes if there is a default in the payment of principal of or interest on such Notes or in our performance of any covenant contained in the Senior Subordinated Indenture. See “Description of Senior Debt Securities and Senior Subordinated Debt Securities-Debt Securities Issued by the Company under the BNY Senior Indenture or the BNY Senior Subordinated Indenture-Defaults-The BNY Senior Subordinated Indenture” in the accompanying prospectus.

Payment of Principal and Interest

We will make payments of principal of, and premium, if any, and interest, if any, on global Notes to DTC. See “Book-Entry Issuance” in the accompanying prospectus for more information. Beneficial interests in the Notes will be reflected on the records of DTC; transfers of interests in the Notes can only be effected through these records. We will only issue definitive (paper) certificates for the Notes to owners of beneficial interests in the Notes in limited circumstances, which include DTC ceasing to be registered under the Securities Exchange Act of 1934.

We will make payments of principal, premium, if any, and interest with respect to the Notes in U.S. dollars unless otherwise stated in the applicable pricing supplement.

If any Interest Payment Date or the Maturity Date on a Note falls on a day that is not a Business Day, the applicable payments may be made on the next Business Day. In such case, no interest will accrue on the amount so payable for such period of delay.

“Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

We will pay any administrative costs incurred by banks in connection with transmitting payments of principal, interest or premium by wire transfer. However, any tax, assessment or governmental charge imposed upon payments will be borne by owners of beneficial interests in Notes.

Interest

Unless otherwise indicated in the applicable pricing supplement, each Note will bear interest from the date of original issuance (the “Original Issue Date”) at a fixed rate. Interest payable and punctually paid or duly provided for on any date on which interest is payable (an “Interest Payment Date”) and on the stated maturity date or upon earlier redemption or repayment (such stated maturity date or date of redemption or repayment, as the case may be, being collectively hereinafter referred to as the “Maturity Date”), or on a later date on which payment may be made hereunder in respect of such Interest Payment Date, will be paid to the person in whose name a Note is registered at the close of business on the Regular Record Date (as hereinafter defined) next preceding such Interest Payment Date; provided, however, that the first payment of interest on any Note with an Original Issue Date (as set forth in the applicable pricing supplement) between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on an Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such next succeeding Regular Record Date; provided, further, that interest payable at maturity or upon earlier redemption or repayment will be payable to the person to whom principal shall be payable. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Interest on the Notes will be payable on each Interest Payment Date therefor, which will be the days during the term of the Notes specified in the applicable pricing supplement, and on the Maturity Date with respect to the principal then maturing.

Interest rates that we offer on the Notes may differ depending upon, among other factors, the aggregate principal amount of Notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. We may change interest rates or formulas and other terms of Notes from time to time, but no change of terms will affect any Note we have previously issued or as to which we have accepted an offer to purchase.

Unless otherwise specified in the applicable pricing supplement, the Regular Record Date for any Note will be the calendar day fifteen days preceding each Interest Payment Date whether or not such day is a Business Day.

Redemption at Our Option; No Sinking Fund

If one or more Redemption Dates are specified in the applicable pricing supplement, we may redeem the particular Notes prior to their stated maturity date at our option on any Redemption Date, in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount thereof shall be at least $1,000), at a redemption price equal to 100% of the unpaid principal amount thereof to be redeemed, together with unpaid interest accrued thereon to the date of redemption. We must give written notice to registered holders of the particular Notes to be redeemed at our option not more than 60 nor less than 30 calendar days prior to the date of redemption. For a discussion of the redemption of Discount Notes, see “Discount Notes.”

The Notes will not be subject to, or entitled to the benefit of, any sinking fund.

Repayment Upon Exercise of Survivor’s Option; Repurchases by Us

A “Survivor’s Option” is our agreement with the beneficial owner of a Note to repurchase that Note, in whole or in part, at least six months after the Note’s acquisition by a beneficial owner, if requested, following the death of that beneficial owner. Unless otherwise specified in the applicable pricing supplement, the estate of the deceased beneficial owner of a Note will be eligible for a Survivor’s Option.

If a Survivor’s Option is exercised, we will repay any Note that is properly tendered for repayment by or on behalf of the person that has authority to act on behalf of the deceased owner of that Note under the laws of the appropriate jurisdiction at a price equal to 100% of the unpaid principal amount of the beneficial interest to be repaid, together with unpaid interest accrued thereon to the date of repayment. For a discussion of repayment of Discount Notes, see “Discount Notes.”

We have the discretionary right to limit the aggregate principal amount of Notes subject to a Survivor’s Option that may be exercised in any calendar year (the “Annual Put Limitation”) to an amount equal to the greater of (i) $5,000,000 or (ii) 2.5% of the outstanding principal amount of all Notes offered by this prospectus supplement or the predecessor prospectus supplement of The Bank of New York Company as of the end of the most recent calendar year. We also have the discretionary right to limit the aggregate principal amount of Notes offered by this prospectus supplement subject to a Survivor’s Option that may be exercised in any calendar year on behalf of any individual deceased owner of a beneficial interest in a Note to $500,000 (the “Individual Put Limitation”). In addition, we will not permit the exercise of a Survivor’s Option for an amount that is less than $1,000 or that will result in a Note with a principal amount of less than $1,000 to remain outstanding.

An otherwise valid election to exercise the Survivor’s Option may not be withdrawn. Each election to exercise a Survivor’s Option will be accepted in the order received, except for any Note the acceptance of which would contravene the Annual Put Limitation or the Individual Put Limitation. Notes accepted for repayment pursuant to exercise of the Survivor’s Option will be repaid no later than the first Interest Payment Date that occurs 20 or more calendar days after the date of the acceptance. Each Note submitted for repayment that is not accepted in any calendar year due to the application of the Annual Put Limitation or the Individual Put Limitation will be deemed to be tendered on the first day of the following calendar year in the order in which all such Notes were originally tendered. If a Note submitted for repayment pursuant to a valid election of the Survivor’s Option is not accepted, the Paying Agent will deliver a written notice by first-class mail to the registered holder, at its last known address as indicated in the Security Register, that states the reason that particular Note has not been accepted for repayment.

With respect to Notes represented by a global security, DTC or its nominee will be treated as the registered holder of the Notes and will be the only entity that can exercise the Survivor’s Option for such Notes. To obtain repayment pursuant to exercise of the Survivor’s Option for a Note, the deceased owner’s authorized person must provide the following items to DTC’s participants (“Participants”) through which the related beneficial interest is owned.

•	a written instruction to such Participant to notify DTC of the authorized person’s desire to obtain repayment pursuant to exercise of the Survivor’s Option;

•

appropriate evidence that (a) the deceased was the owner of a beneficial interest in the related Note at the time of death and that the beneficial interest was purchased at least six months prior to the date of exercise of the Survivor’s Option, (b) the death of the owner has occurred and (c) the person has authority to act on behalf of the deceased owner;

•

if the beneficial interest in the related Note is held by a nominee of the deceased owner, a certificate from the nominee attesting to the deceased owner’s ownership of a beneficial interest in such Note;

•	a written request for repayment signed by the authorized person for the deceased owner with signature guaranteed by a member firm of a registered national securities exchange or of the National

Association of Securities Dealers, Inc. (the “NASD”) or a commercial bank or trust company having an office or correspondent in the United States, sometimes referred to as a Medallion Signature Guarantee;

•	if applicable, a properly executed assignment or endorsement;

•

tax waivers and any other instruments or documents reasonably required in order to establish the validity of the ownership of the beneficial interest in the related Note and the claimant’s entitlement to payment; and

•	any additional information reasonably required to document the ownership or authority to exercise the Survivor’s Option and to cause the repayment of the related Note.

In turn, the applicable Participant will deliver each of these items to the Paying Agent, together with evidence satisfactory to the Paying Agent from the Participant stating that it represents the deceased owner of the beneficial interest in the related Note.

Apart from our discretionary right to limit the aggregate principal amount of the Notes subject to a Survivor’s Option that may be exercised in any one calendar year as described above, all other questions regarding the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Paying Agent, in its sole discretion, which determination will be final and binding on all parties.

The death of a person owning a Note in joint tenancy or tenancy by the entirety with another or others will be deemed the death of the owner of that Note, and the entire principal amount of the Note so owned will be subject to repayment.

The death of a person owning a Note by tenancy in common will be deemed the death of an owner of that Note only with respect to the deceased owner’s interest in that Note. However, if a Note is held by husband and wife as tenants in common, the death of either spouse will be deemed the death of the owner of that Note, and the entire principal amount of the Note so owned will be subject to repayment.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note will be deemed the death of the owner of that Note if the beneficial interest can be established to the satisfaction of the Paying Agent. The beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act, community property or other joint ownership arrangements between a husband and wife and custodial and trust arrangements where one person has substantially all of the beneficial interests of ownership in a Note during his or her lifetime.

The applicable Participant will be responsible for disbursing payments received from the Paying Agent to the authorized person for the deceased owner.

We have attached as Annex A to this prospectus supplement the form to be used to exercise the Survivor’s Option. In addition, forms for the exercise of the Survivor’s Option may be obtained from the Paying Agent at its corporate trust office located at 101 Barclay Street, New York, New York 10286, attention: Remo Reale, telephone number: 212-815-2492.

If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of Notes at the option of the registered holders thereof.

We may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the Paying Agent for cancellation.

Discount Notes

We may from time to time offer Notes that have an Issue Price (as specified in the applicable pricing supplement) which is less than 100% of the principal amount thereof (i.e. par) and that are designated as “Discount Notes.” Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and par is referred to as the “Discount.” In the event of redemption, repayment or acceleration of maturity of a Discount Note, the amount payable to the Holder of a Discount Note will be equal to the sum of:

•	the Issue Price (increased by any accruals of Discount); and

•	any unpaid interest accrued on the Discount Notes to the date of the redemption, repayment or acceleration of maturity, as the case may be.

For purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a Discount Note, a Discount will be accrued using the following constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounding period), and an assumption that the maturity of a Discount Note will not be accelerated. If the period from the date of issue to the first Interest Payment Date for a Discount Note (the “Initial Period”) is shorter than the compounding period for the Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), certain Discount Notes may not be treated as having original issue discount within the meaning of the Code, and Notes other than Discount Notes may be treated as issued with original issue discount for federal income tax purposes. See “United States Federal Income Tax Consequences.”

Paying Agent, Registrar and Transfer Agent

The initial Paying Agent, Registrar and Transfer Agent for the Notes is the Bank of New York, acting through its principal corporate trust offices in The City of New York. We may vary or terminate the appointment of the Paying Agent, Registrar and Transfer Agent and appoint additional Paying Agents, Registrars and Transfer Agents or approve any change in the office through which the Paying Agent, Registrar or Transfer Agent acts, provided that, so long as any Notes remain outstanding, there will at all times be a Paying Agent in The City of New York and we will maintain in The City of New York one or more offices or agencies where Notes may be presented for registration of transfer and exchange.

Other Provisions; Addendum

Any provisions with respect to the Notes may be modified or supplemented as specified under “Other Provisions” on the face thereof or in an Addendum relating thereto, if so specified on the face of such Note and described in the applicable pricing supplement.

Governing Law

The Indentures and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Following is a discussion of the material United States federal income and estate tax consequences of the purchase, ownership and disposition of the Notes. This discussion is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (possibly with retroactive effect) or possible differing interpretations. This discussion deals only with Notes held as capital assets within the meaning of Section 1221 of the Code and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, former citizens or long-term residents of the United States, persons holding Notes as a hedge against interest rate risks or as a position in a “straddle,” “hedge,” “constructive sale transaction” or “conversion transaction” for tax purposes, or persons whose functional currency is not the U.S. dollar. It also does not deal with holders other than original purchasers except where otherwise specifically noted. If you are considering purchasing Notes you should consult your own tax advisor concerning the application of the United States federal tax laws to you in light of your particular situation, as well as any consequences to you of purchasing, owning and disposing of Notes under the laws of any other taxing jurisdiction.

This section deals only with Notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning Notes that are due to mature more than 30 years from their date of issue will be discussed in the applicable pricing supplement.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a Note that is, for United States federal income tax purposes,

•	an individual citizen or resident of the United States,

•

a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•

a trust (i) subject to the control of one or more United States persons and the primary supervision of a court in the United States or (ii) that has a valid election in effect to be treated as a U.S. person, or

•	an estate the income of which is subject to United States federal income taxation regardless of its source.

If a partnership holds Notes, the United States federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships holding Notes should consult their own tax advisors. The term “non-U.S. holder” means a beneficial owner of a Note that is not a U.S. holder.

U.S. Holders

Payments of Interest. Payments of interest on a Note generally will be taxable to a U.S. holder as ordinary interest income at the time they are accrued or received, in accordance with the U.S. holder’s regular method of tax accounting.

Original Issue Discount. Following is a general discussion of the United States federal income tax consequences to U.S. holders of the purchase, ownership and disposition of Notes issued with original issue discount, or “OID.” Notes issued with OID are referred to in this discussion as “OID Notes.”

In general, a Note is an OID Note for United States federal income tax purposes if its “stated redemption price at maturity” exceeds its “issue price” by an amount that equals or exceeds the de minimis amount of 0.25% of the stated redemption price at maturity multiplied by the number of complete years to its maturity. A Note’s

“stated redemption price at maturity” is the sum of all payments on the Note other than payments of “qualified stated interest.” “Qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the Company) at least annually at a single fixed rate, provided that the rate appropriately takes into account the length of intervals between payments, or at certain variable rates of interest or certain combinations. The “issue price” of each Note in an issuance of Notes is the first price at which a substantial amount of the Notes in that issuance has been sold for cash, excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers.

A Note will have de minimis OID if the amount of the excess is less than the de minimis amount. If a Note has de minimis OID, a U.S. holder must include the de minimis amount in income as stated principal payments are made on the Note, unless the U.S. holder makes the election described below under “—Election to Treat All Interest as OID”.

A U.S. holder of an OID Note that matures more than one year from the date of issuance must include OID in income as ordinary interest for United States federal income tax purposes as it accrues under a constant yield method in advance of the receipt of cash payments attributable to such income, regardless of the U.S. holder’s regular method of tax accounting. In general, the amount of OID included in income by a U.S. holder is the sum of the “daily portions” of OID with respect to the Note for each day during the taxable year (or portion of the taxable year) on which the U.S. holder held the Note. The “daily portion” of OID on an OID Note is determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that “accrual period.” An “accrual period” may be of any length and accrual periods may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or final day of an accrual period. The amount of OID allocable to each accrual period is generally equal to the difference between

•

the product of the OID Note’s “adjusted issue price” at the beginning of the accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period), and

•	the amount of any qualified stated interest payments allocable to such accrual period.

The “adjusted issue price” of an OID Note at the beginning of any accrual period is the sum of the issue price of the OID Note plus the amount of OID allocable to all prior accrual periods, minus the amount of any prior payments on the OID Note other than payments of qualified stated interest. Under these rules, U.S. holders generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

In certain cases, we may have the option to redeem Notes prior to their stated maturity or holders may have the option to require us to repay Notes prior to their stated maturity. Notes containing such features may be subject to rules that differ from the general rules discussed above. If you intend to purchase Notes with such features, you should consult your own tax advisor, since the OID consequences will depend, in part, on the particular terms and features of the purchased Notes.

Election to Treat All Interest as OID. Subject to certain limitations, a U.S. holder may elect to include in income all interest on a Note using a constant yield method. For this purpose, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a U.S. holder makes this election for its Note, then, when the holder applies the constant-yield method

•	the issue price of the Note will equal the holder’s cost,

•	the issue date of the Note will be the date the holder acquired it, and

•	no payments on the Note will be treated as payments of qualified stated interest.

Generally, this election will apply only to the Note for which the election is made; however, if the Note has amortizable bond premium, the holder will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that such holder holds as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if a U.S. holder makes this election for a market discount Note, the holder will be treated as having made the election discussed below under “Market Discount” to include market discount in income currently over the life of all debt instruments that the holder currently owns or later acquires. A U.S. holder may not revoke any election to apply the constant-yield method to all interest on a Note or the deemed elections with respect to amortizable bond premium or market discount Notes without the consent of the Internal Revenue Service (“IRS”). U.S. holders should consult their tax advisors concerning the propriety and consequences of this election.

Short-Term Notes. Notes that have a fixed maturity of one year or less-“short-term notes”-will be treated as having been issued with OID. Absent an election, however, an individual or other cash method U.S. holder of a short-term note generally is not required to accrue OID. If the election is not made, any gain recognized by such a U.S. holder on the sale, exchange or maturity of the short-term note will be ordinary income to the extent of the accrued OID, and a portion of the deductions otherwise allowable to the U.S. holder for interest on borrowings allocable to the short-term note will be deferred until a corresponding amount of income is recognized. U.S. holders who report income for United States federal income tax purposes under the accrual method, and certain other holders, including banks and dealers in securities, are required to accrue OID on a short-term note on a straight-line basis or, if they so elect, under a constant yield method.

Market Discount. If a U.S. holder purchases a Note for an amount that is less than its stated redemption price at maturity or, in the case of an OID Note, for an amount that is less than its adjusted issue price as of the purchase date, the U.S. holder will be treated as having purchased the Note at a “market discount,” unless the market discount is less than 0.25% multiplied by the number of complete years to the Note’s maturity, in which case such discount will be the minimis market discount, and the rules discussed below are not applicable to such U.S. holder.

Under the market discount rules, a U.S. holder will be required to treat any partial principal payment (or, in the case of an OID Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of

•	the amount of the payment or the realized gain, or

•	the market discount that has not previously been included in income and is treated as having accrued on the Note at the time of the payment or disposition.

Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. holder elects to accrue market discount under a constant yield method. A U.S. holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions. A U.S. holder may elect to include market discount in income currently as it accrues, either ratably or under a constant yield method, in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Currently included market discount generally is treated as ordinary interest for United States federal income tax purposes. The election will apply to all debt instruments acquired by the U.S. holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the IRS.

Premium. A U.S. holder that purchases an OID Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the OID Note after the purchase date, other than payments of qualified stated interest, will be considered to have purchased the OID Note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that the U.S. holder must include in its gross income with respect to the OID Note for any taxable year, or the portion of any taxable year during which the U.S. holder holds the OID Note, will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

A U.S. holder that purchases a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, will be considered to have purchased the Note with “amortizable bond premium” equal to the excess. A U.S. holder may elect to amortize this premium under a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be redeemed at a price that is greater than its stated redemption price at maturity, special rules would apply that could result in a deferral of the amortization of some bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. holder and may be revoked only with the consent of the IRS.

Disposition of a Note. Except as discussed above, upon the sale, exchange or retirement of a Note, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (excluding amounts representing accrued and unpaid interest, which are treated as ordinary income) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will equal the U.S. holder’s initial investment in the Note increased by any OID included in income (and accrued market discount, if any, if the U.S. holder has included such market discount in income) and decreased by the amount of any payments received, other than qualified stated interest payments, and amortizable bond premium taken with respect to such Note. Except as described above under “Market Discount,” gain or loss generally will be long-term capital gain or loss if the Note was held for more than one year. Generally, for U.S. holders who are individuals, long-term capital gains are subject to a preferential rate of United States federal income tax. The distinction between capital gain or loss and ordinary income or loss is also important in other contexts; for example, for purposes of the limitations on a U.S. holder’s ability to offset capital losses against ordinary income.

Non-U.S. Holders

A non-U.S. holder will not be subject to United States federal income taxes on payments of principal, premium (if any) or interest (including OID, if any) on a Note provided that

•	income on the Note is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States,

•	the non-U.S. holder is not a controlled foreign corporation related to the Company through stock ownership,

•	in the case of interest income, the recipient is not a bank receiving interest described in Section 881(c)(3) of the Code,

•	the non-U.S. holder does not own (actually or constructively) 10% or more of the total combined voting power of all classes of stock of the Company, and

•

the non-U.S. holder provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-U.S. holder in compliance with applicable requirements, or satisfies documentary evidence requirements for establishing that it is a non-U.S. holder.

A non-U.S. holder that is not exempt from tax under these rules generally will be subject to United States federal income tax withholding at a rate of 30% unless

•

the income is effectively connected with the conduct of a United States trade or business, in which case the interest will be subject to United States federal income tax on a net income basis as applicable to U.S. holders generally (unless an applicable income tax treaty provides otherwise), or

•	an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

In the case of a non-U.S. holder that is a corporation and that receives income that is effectively connected with the conduct of a United States trade or business, such income may also be subject to a branch profits tax (which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to a United States trade or business) at a 30% rate. The branch profits tax may not apply (or may apply at a reduced rate) if a recipient is a qualified resident of a country with which the United States has an income tax treaty.

To claim the benefit of an income tax treaty or to claim exemption from withholding because income is effectively connected with a United States trade or business, the non-U.S. holder must timely provide the appropriate, properly executed IRS forms. These forms may be required to be periodically updated. Also, a non-U.S. holder who is claiming the benefits of a treaty may be required to obtain a United States taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Generally, a non-U.S. holder will not be subject to United States federal income or withholding taxes on any amount that constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder. Certain other exceptions may be applicable, and a non-U.S. holder should consult its tax advisor in this regard.

The Notes will not be includible in the estate of an individual who is not a citizen or resident (as specially defined for estate tax purposes) of the United States at the date of death unless the individual is a direct or indirect 10% or greater stockholder of the Company or, at the time of such individual’s death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a United States trade or business.

Information Reporting and Backup Withholding

A U.S. holder (other than an “exempt recipient,” including a corporation and certain other persons who, when required, demonstrate their exempt status) may be subject to backup withholding at the applicable rate on, and to information reporting requirements with respect to, payments of principal or interest on, and to proceeds from the sale, exchange or retirement of, Notes. In general, if a non-corporate U.S. holder subject to information reporting fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements, backup withholding at the applicable rate may apply. Payments of interest to a non-US. holder generally will be reported to the IRS and to the non-U.S. holder. Copies of applicable IRS information returns may be made available under the provisions of a specific tax treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides. Non-U.S. holders generally are exempt from backup withholding and additional information reporting provided, if necessary, they demonstrate their qualification for exemption.

Holders should consult their tax advisors regarding the qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner generally would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

We are offering the Notes on a continuing basis for sale to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Purchasing Agent”) as described herein. The Purchasing Agent may purchase Notes from us, as principal, from time to time for resale to investors at a fixed offering price equal to 100% of the principal amount thereof or such other price specified in the applicable pricing supplement or, if so specified in the applicable pricing supplement, for resale at varying prices relating to prevailing market prices at the time of resale as determined by the Purchasing Agent. However, we may also explicitly agree with the Purchasing Agent that it will utilize its reasonable best efforts on an agency basis on our behalf to solicit offers to purchase Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement.

We will pay the Purchasing Agent a gross selling concession in the form of a discount ranging from 0.125% to 2.500%, depending upon the maturity, for each Note purchased from us by it as principal, unless otherwise specified in the applicable pricing supplement. The amount of commissions payable to the Purchasing Agent acting as our agent in the sale of Notes will be identical to the scheduled discount payable to the Purchasing Agent acting as principal. In addition, we estimate that our expenses that will be incurred in connection with the offering and sale of the Notes, including reimbursement of certain of the Purchasing Agent’s expenses, will total approximately                     .

The Purchasing Agent may sell Notes it has purchased from us as principal to other NASD dealers in good standing at a concession and, unless otherwise specified in the applicable pricing supplement, such concession allowed to any dealer will not, during the distribution of the Notes, be in excess of the concession to be received by the Purchasing Agent from us. We may not sell Notes offered by this prospectus supplement to any broker or dealer other than the Purchasing Agent. We may sell Notes directly to investors on our own behalf in those jurisdictions where we are permitted to do so.

After the initial public offering of Notes, the offering price (in the case of Notes to be resold on a fixed offering price basis) and the concession may be changed.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly by us or through the Purchasing Agent). The Purchasing Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it on an agency basis.

Upon issuance, the Notes will not have an established trading market. The Notes will not be listed on any securities exchange. The Purchasing Agent may from time to time purchase and sell Notes in the secondary market, but the Purchasing Agent is not obligated to do so, and there can be no assurance that a secondary market for the Notes will develop or that there will be liquidity in the secondary market if one develops. From time to time, the Purchasing Agent may make a market in the Notes, but the Purchasing Agent is not obligated to do so and may discontinue any market-making activity at any time.

In connection with an offering of Notes purchased by the Purchasing Agent as principal on a fixed offering price basis, the Purchasing Agent will be permitted to engage in certain transactions that stabilize the price of Notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Notes. If the Purchasing Agent creates a short position in Notes, i.e., if it sells Notes in an amount exceeding the amount referred to in the applicable pricing supplement, it may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of these types of purchases.

Neither we nor the Purchasing Agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of Notes. In addition, neither we nor the Purchasing Agent makes any representation that the Purchasing Agent will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Purchasing Agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to indemnify the Purchasing Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Purchasing Agent may be required to make in respect thereof.

Broker-dealers and/or securities firms have executed dealer agreements with the Purchasing Agent and have agreed to market and sell the Notes in accordance with the terms of these agreements along with all other applicable laws and regulations.

In the ordinary course of its business, the Purchasing Agent and its affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates.

From time to time, we may sell other securities referred to in the accompanying prospectus, and the amount of Notes offered hereby may be reduced as a result of these sales.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Arlie R. Nogay, Esq., Chief Securities Counsel of the Company.

ANNEX A

REPAYMENT ELECTION FORM

The Bank of New York Mellon Corporation

Senior Medium-Term Notes Series H

Senior Subordinated Medium-Term Notes Series I

CUSIP Number

To: The Bank of New York Mellon Corporation (the “Company”)

The Bank of New York (the “Bank”) as Paying and Authenticating Agent, represents the following:

•

The Bank has received a request for repayment from the executor or other authorized representative (the “Authorized Representative”) of the deceased beneficial owner listed below (the “Deceased Beneficial Owner”) of             Notes Series             Due             (CUSIP No.              ) (the “Notes”).

•

At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below, and the financial institution requesting payment as shown on Line 4 of the attached Form currently holds such Notes as a direct or indirect participant in The Depository Trust Company (the “Depositary”).

The Bank agrees to the following terms:

•	The Bank shall follow the instructions (the “Instructions”) accompanying this Repayment Election Form (the “Form”).

•

The Bank shall make all records specified in the Instructions supporting the above representations available to the Company for inspection and review within five Business Days of the Company’s request.

•

If the Bank or the Company, in either’s reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Bank shall not be obligated to submit this Form, and the Company may deny repayment. If the Bank cannot substantiate a claim for repayment, it shall notify the Company immediately.

•

Other than as described in the prospectus supplement relating to the Notes in the limited situation involving tenders of notes that are not accepted during one calendar year as a result of the Annual Put Limitation, repayment elections may not be withdrawn.

•

The Bank agrees to indemnify and hold harmless the Company against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the Bank’s above representations and request for repayment on behalf of the Authorized Representative.

REPAYMENT ELECTION FORM

(1)

Name of Deceased Beneficial Owner

(2)

Date of Death

(3)

Name of Authorized Representative Requesting Repayment

(4)

Name of Financial Institution Requesting Repayment

(5)

Signature of Representative of Financial Institution Requesting Repayment

(6)

Principal Amount of Requested Repayment

(7)

Date of Election

(8)

Date Requested for Repayment

(9) Bank Representative Name: Remo Reale Corporate Trust Department Phone Number: (212) 815-2492 Fax Number: (212) 815-5707 Mailing Address: 101 Barclay Street New York, NY 10286	(10) Wire instructions for payment: Bank Name: ABA Number: Account Name: Account Number: Reference (optional):

TO BE COMPLETED BY THE COMPANY:

(A)	Election Number*:
(B)	Delivery and Payment Date:
(C)	Principal Amount:
(D)	Accrued Interest:
(E)	Date of Receipt of Form by the Company:
(F)	Date of Acknowledgment by the Company:

*To be assigned by the Company upon receipt of this Form. An acknowledgement, in the form of a copy of this document with the assigned Election Number, will be returned to the party and location designated on line (9) above.

INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM

AND EXERCISING REPAYMENT OPTION

Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election

1.	Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death and for at least six months prior to the date of election for repayment, the Notes being submitted for repayment, and (4) any necessary tax waivers. For purposes of determining whether the Company will deem Notes beneficially owned by an individual at the time of death, the following rules shall apply:

•

Notes beneficially owned by tenants by the entirety or joint tenants will be regarded as beneficially owned by a single owner. The death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner, and the Notes beneficially owned will become eligible for repayment. The death of a person beneficially owning a Note by tenancy in common will be deemed the death of a holder of a Note only with respect to the deceased holder’s interest in the Note so held by tenancy in common, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the holder of the Note, and the entire principal amount of the Note so held will be eligible for repayment.

•

Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust (however, a trust’s beneficiaries collectively cannot be beneficial owners of more Notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficial interest in the Note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

•

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Note will be deemed the death of the beneficial owner of that Note, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Note.

2.	Indicate the name of the Deceased Beneficial Owner on line (1).

3.	Indicate the date of death of the Deceased Beneficial Owner on line (2).

4.	Indicate the name of the Authorized Representative requesting repayment on line (3).

5.	Indicate the name of the Bank requesting repayment on line (4).

6.	Affix the authorized signature of the Bank’s representative on line (5). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

7.	Indicate the principal amount of Notes to be repaid on line (6).

8.	Indicate the date this Form was completed on line (7).

9.	Indicate the date of requested repayment on line (8). The date of requested repayment may not be earlier than the first Interest Payment Date to occur at least 20 calendar days after the date of the Company’s acceptance of the Notes for repayment, unless such date is not a Business Day, in which case the date of requested payment may be no earlier than the next succeeding Business Day.

10.	Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent on line (9).

11.	Indicate the wire instruction for payment on line (10).

12.	Leave lines (A), (B), (C), (D), (E) and (F) blank.

13.	Attach the following documents to the Form:

•	Death certificate;

•	Proof of ownership; and

•	Proof of identity of the Authorized Representative.

14.	Mail or otherwise deliver an original copy of the completed Form to:

The Bank of New York

101 Barclay Street

New York, NY 10286

Attn. Remo Reale, Corporate Trust Department

FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM

WILL NOT BE ACCEPTED.

15.	If the acknowledgement of the Company’s receipt of this Form, including the assigned Election Number, is not received within 10 days of the date such information is sent to the Bank, contact the Bank at (212) 815-2492.

PROSPECTUS

The Bank of New York Mellon Corporation

Senior Debt Securities

Senior Subordinated Debt Securities

Junior Subordinated Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Warrants

BNY Capital VI	BNY Capital VII
BNY Capital VIII	BNY Capital IX
BNY Capital X	Mellon Capital V

Trust Preferred Securities

(fully and unconditionally guaranteed on a subordinated basis,

as described herein, by The Bank of New York Mellon Corporation)

Mellon Funding Corporation

Debt Securities

Unconditionally Guaranteed by The Bank of New York Mellon Corporation

The Bank of New York Mellon Corporation, a Delaware corporation (also referred to as the “Company” or “we”), and each of BNY Capital VI, BNY Capital VII, BNY Capital VIII, BNY Capital IX and BNY Capital X (each a “BNY Trust”), Mellon Capital V (“Mellon Trust”) and Mellon Funding Corporation, a Pennsylvania corporation (“Mellon Funding”), referred to above may offer and sell from time to time, in one or more series, the securities listed above. Any selling shareholder named in a prospectus supplement may offer and sell from time to time shares of the Common Stock, par value $0.01 per share, of the Company that it acquires or acquired in transactions that were not, or will not be, registered under the Securities Act of 1933, as amended. The Company will not receive any proceeds from the sale of shares by a selling shareholder.

The Common Stock of the Company is listed on the New York Stock Exchange under the symbol “BK.” Unless otherwise indicated in the applicable prospectus supplement, the other securities offered hereby will not be listed on a national securities exchange.

This prospectus contains a general description of the securities which may be offered. The specific terms of the securities will be contained in one or more supplements to this prospectus. Read this prospectus and any supplement carefully before you invest. The supplement may also add to, update or change information contained in this prospectus.

To read about certain important factors you should consider in making an investment decision, see “Risk Factors” on page 4 of this prospectus.

THE SECURITIES WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF THE COMPANY, ANY BNY TRUST, MELLON TRUST OR MELLON FUNDING AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus and the applicable prospectus supplement may be used in the initial sale of the securities. In addition, the Company, BNY Capital Markets, Inc., Mellon Financial Markets, LLC or any other affiliate controlled by the Company may use this prospectus and applicable prospectus supplement in a market-making transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions.

The date of this prospectus is July 2, 2007.

ABOUT THIS PROSPECTUS

This document is called a prospectus. This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the terms of the securities, you should carefully read this prospectus and any accompanying prospectus supplement. This prospectus and the prospectus supplement together give the specific terms of the securities being offered. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on the Company, The Bank of New York Company, Inc. (“Bank of New York”) and Mellon Financial Corporation (“Mellon Financial”), and their respective financial statements. The Company has its principal offices at One Wall Street, New York, New York 10286 (telephone: 212-495-1784). Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

The Company, BNY Capital VI, BNY Capital VII, BNY Capital VIII, BNY Capital IX and BNY Capital X (each a “BNY Trust” and, together, the “BNY Trusts”) and Mellon Capital V (the “Mellon Trust”), all statutory trusts formed under the laws of the State of Delaware, and Mellon Funding Corporation (“Mellon Funding”), a financing subsidiary of the Company, have filed a registration statement with the Securities and Exchange Commission (the “SEC”) under a “shelf” registration procedure. Under this procedure the Company, the BNY Trusts, the Mellon Trust and Mellon Funding may offer and sell from time to time, in one or more series, any one or a combination of the following securities:

•	unsecured Debt Securities of the Company,

•	unsecured Debt Securities of Mellon Funding,

•	Guarantees of the Company of the Debt Securities of Mellon Funding,

•	shares of Preferred Stock, $0.01 par value per share, of the Company (“Preferred Stock”),

•	depositary shares representing Preferred Stock,

•	shares of Common Stock, $0.01 par value per share, of the Company,

•	Trust Preferred Securities of a BNY Trust,

•	Trust Preferred Securities of the Mellon Trust,

•	Guarantees of the Company relating to the Trust Preferred Securities,

•	Stock Purchase Contracts of the Company,

•	Stock Purchase Units of the Company, and

•	Warrants of the Company.

The securities may be sold for U.S. dollars, foreign denominated currency or currency units, including the euro. Amounts payable with respect to any such securities may be payable in U.S. dollars or foreign denominated currency or currency units.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement or may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The prospectus supplement may also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

The Company, each BNY Trust, the Mellon Trust and Mellon Funding may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Company, each BNY Trust, the Mellon Trust and Mellon Funding directly or through dealers or agents designated from time to time, who may be affiliates of the Company, each BNY Trust, the Mellon Trust and Mellon Funding. If the Company, a BNY Trust, the Mellon Trust or Mellon Funding directly or through agents, solicits offers to purchase the securities, the Company, such BNY Trust, the Mellon Trust or Mellon Funding reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any such offer.

For the securities being sold, the prospectus supplement will also include the names of the underwriters, dealers or agents, if any, their compensation, the terms of offering, and the net proceeds to the Company, each BNY Trust, the Mellon Trust and Mellon Funding.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Additionally, shares of Common Stock may be offered and sold from time to time by any selling shareholder named in a prospectus supplement who has acquired, or will acquire, Common Stock from the Company in transactions that were not, or will not be, registered under the Securities Act, as described under “Plan of Distribution.” Specific information with respect to any offer and sale by any selling shareholder will be set forth in the prospectus supplement relating to that transaction.

THE COMPANY

The Company was formed on February 9, 2007. The Company began operations on July 2, 2007, when Bank of New York and Mellon Financial merged with and into the Company (the “merger”). The Company is headquartered in New York, New York. The businesses formerly conducted by Bank of New York and Mellon Financial are described below. Unaudited pro forma financial information of the Company for the period ended March 31, 2007 can be found in Form 8-K filings made by each of Bank of New York and Mellon Financial on May 11 and May 10, 2007, respectively. Additional information about the Company can be found in our Joint Proxy Statement/Prospectus dated April 17, 2007 filed with the SEC and incorporated herein by reference.

The Company is a financial holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. As such, the Company and its subsidiaries are subject to the supervision, examination and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve.

Bank of New York

Bank of New York’s businesses provide a broad array of banking and other financial services worldwide through its core competencies: securities servicing, treasury management and asset and wealth management. Bank of New York’s extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations. Bank of New York’s principal wholly owned banking subsidiary, which was founded in 1784, was New York’s first bank and is the nation’s oldest bank. At March 31, 2007, Bank of New York had total assets of $100 billion, shareholders’ equity of $11.5 billion, assets under management of approximately $200 billion and assets under custody of $14 trillion.

Mellon Financial

Mellon Financial’s businesses provide financial services for institutions, corporations and governmental bodies, as well as entities sponsored by them; and high net worth individuals and families, family offices and charitable endowments, consisting of asset management, wealth management, asset servicing, issuer services and treasury services. At March 31, 2007, Mellon Financial had total assets of $40 billion, shareholders’ equity of $4.9 billion and assets under management, administration or custody of approximately $5.8 trillion, including $1.03 trillion under management. Mellon Financial was originally formed as a holding company for Mellon Bank, N.A., which has its executive offices in Pittsburgh, Pennsylvania. With its predecessors, Mellon Bank, N.A. has been in business since 1869.

MELLON FUNDING CORPORATION

Mellon Funding, a wholly owned subsidiary of the Company, is incorporated in Pennsylvania. It functioned as a financing entity for Mellon Financial and its subsidiaries prior to the merger by issuing commercial paper and other debt guaranteed by Mellon Financial and may continue to be used as a financing entity for the Company and its subsidiaries.

THE CAPITAL TRUSTS

The BNY Trusts

Each BNY Trust is a statutory trust created under Delaware law pursuant to:

•	a trust agreement executed by Bank of New York, as Depositor of the BNY Trust, and the Delaware Trustee of such BNY Trust, and

•	a certificate of trust filed with the Delaware Secretary of State.

Each trust agreement was assumed by operation of law in the merger by the Company. Each such trust agreement will be amended and restated in its entirety (each, as so amended and restated, a “Trust Agreement”) substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part prior to the issuance of securities by the trust. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The principal executive office of each BNY Trust is One Wall Street, New York, New York 10286, and its telephone number is (212) 495-1784.

The Mellon Trust

The Mellon Trust is a statutory trust formed under Delaware law pursuant to a trust agreement between Mellon Financial, as depositor of the trust, and the Delaware trustee of the trust, and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement was assumed by operation of law in the merger by the Company. The trust agreement of the trust will be amended and restated in its entirety, substantially in the form of the Trust Agreement filed as an exhibit to the registration statement of which this prospectus is a part, prior to the issuance of securities by the trust. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. The principal executive office of the trust is One Mellon Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258, Attention: Secretary, and its telephone number is (412) 234-5000.

The Trusts

Each BNY Trust and the Mellon Trust, each referred to as a “Capital Trust” and collectively, the “Capital Trusts,” may offer to the public, from time to time, preferred securities (the “Trust Preferred Securities”) representing preferred beneficial interests in the applicable Capital Trust. In addition to Trust Preferred Securities offered to the public, each Capital Trust will sell to the Company common securities representing common ownership interests in such Capital Trust (the “Trust Common Securities”). All of the Trust Common Securities of each Capital Trust will be owned by the Company. The Trust Common Securities and the Trust Preferred Securities together are also referred to as the “Trust Securities.”

The prospectus supplement relating to any Trust Preferred Securities will describe the terms of such securities and of any securities issued to, or agreements entered into with, the Capital Trust issuing the Trust Preferred Securities.

RISK FACTORS

Bank of New York and Mellon Financial have included discussions of cautionary factors describing risks relating to their respective businesses and an investment in their securities in their Annual Reports on Form 10-K and updates to such discussions in their Quarterly Reports on Form 10-Q filed with the SEC. These reports are incorporated by reference into this prospectus. See “Where You Can Find More Information” for an explanation of how to get a copy of any of these reports. The Company has also included risk factors relating to the merger and post-merger conditions in its Joint Proxy Statement/Prospectus dated April 17, 2007 filed with the SEC. Additional risks related to our securities may also be described in a prospectus supplement. Before purchasing our securities, you should carefully consider the risk factors we describe in those reports, the Joint Proxy Statement/Prospectus and in any prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

CERTAIN REGULATORY CONSIDERATIONS

General

As a bank holding company and a financial holding company, the Company is subject to the regulation, supervision and examination of the Federal Reserve Board under the Bank Holding Company Act of 1956 (the “BHC Act”). As a financial holding company, the Company may engage in a broader range of activities and is entitled to use a more streamlined regulatory approval framework than bank holding companies that are not financial holding companies. In order to continue its financial holding company status, the Company must remain “well capitalized” and “well managed” and must maintain at least a “satisfactory” rating under the Community Reinvestment Act, all as determined by the Federal Reserve Board.

For a discussion of the material elements of the regulatory framework applicable to financial holding companies and their subsidiaries and specific information relevant to the Company, please refer to each of Bank of New York’s and Mellon Financial’s Quarterly Report on Form 10-Q for the period ended March 31, 2007 and Annual Report on Form 10-K for the year ended December 31, 2006 and any subsequent reports filed with the SEC by the Company, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of investors.

The Company’s earnings are affected by the legislative and governmental actions of various regulatory authorities, including the Federal Reserve Board. In addition, there are numerous governmental requirements and regulations which affect the Company’s business activities. A change in the applicable statutes, regulations or regulatory policy may have a material effect on the Company’s business. Depository institutions, such as our subsidiaries, The Bank of New York (the “Bank”) and Mellon Bank, N.A. (“Mellon Bank”), are also affected by various state and federal laws, including those related to consumer protection, privacy, anti-money laundering and similar matters.

The Bank and Mellon Bank are the major subsidiary depository institutions of the Company. The Bank is a New York chartered banking corporation, a member of the Federal Reserve and subject to regulation, supervision and examination by the Federal Reserve Board, the New York State Banking Department and the Federal Deposit Insurance Corporation, which insures, up to applicable limits, the deposits of the Bank, Mellon Bank and the Company’s other insured bank subsidiaries. Mellon Bank is a national bank, a regulated entity permitted to engage only in banking and activities incidental to banking. Mellon Bank is primarily regulated by the Office of the Comptroller of the Currency, or “OCC,” which also examines its loan portfolios and reviews the sufficiency of its loan loss reserves. The OCC has the authority under the Financial Institutions Supervisory Act to prohibit national banks, such as Mellon Bank, from engaging in any act which, in the OCC’s opinion, constitutes an unsafe or unsound practice.

The Company also has other financial service subsidiaries that are subject to regulation, supervision and examination by the Federal Reserve Board, as well as other applicable state and federal regulatory agencies and self regulatory organizations. For example, the Company’s brokerage subsidiaries are subject to supervision and regulation by the SEC, the National Association of Securities Dealers, the New York Stock Exchange and state securities regulators.

Restrictions on Payment of Dividends

The Company is a legal entity separate and distinct from its subsidiaries (including the Bank and Mellon Bank). The Company relies primarily on dividends from such subsidiaries to meet its obligations and to declare and pay dividends on its Preferred Stock and Common Stock. There are various legal and regulatory limitations on the extent to which the Bank and Mellon Bank can finance or otherwise supply funds (by dividend or otherwise) to the Company and certain of its other affiliates.

The Bank is subject to dividend limitations under the Federal Reserve Act and the New York Banking Law. Under these statutes, prior regulatory approval is required for dividends in any year that would exceed the net income of the Bank for such year combined with retained net income for the prior two years. Also, the Bank is prohibited from paying a dividend in an amount greater than “undivided profits then on hand.” Under the first and currently most restrictive of these two standards, at March 31, 2007 the Bank could declare dividends of $888 million.

In addition to these statutory tests, the Bank’s primary federal regulator (the Federal Reserve Board) could prohibit a dividend if it determined that the payment would constitute an unsafe or unsound banking practice. The Federal Reserve Board has indicated that, generally, dividends should be paid by banks only to the extent of earnings from continuing operations.

Mellon Bank is a national bank. A national bank must obtain the prior approval of the OCC to pay a dividend if the total of all dividends declared by the national bank in any calendar year exceeds the bank’s net profits for that year, combined with its retained net profits for the preceding two calendar years. Additionally, such bank may not declare dividends in excess of net profits on hand after deducting the amount by which the principal amount of all loans on which interest is past due for a period of six months or more exceeds the reserve for credit losses.

Under the first and currently most restrictive of the foregoing federal dividend limitations, Mellon Financial’s national bank subsidiaries could, without prior regulatory approval, declare dividends subsequent to March 31, 2007 of approximately $180 million of their retained earnings of approximately $1.8 billion at

March 31, 2007, less any dividends declared, plus or minus net profits or losses earned between April 1, 2007 and the date of any such dividend declaration.

The payment of dividends is also limited by minimum capital requirements imposed on banks. As of March 31, 2007, all bank subsidiaries now owned by the Company exceeded these requirements.

Consistent with its policy regarding bank holding companies serving as a source of financial strength for their subsidiary banks, the Federal Reserve Board has indicated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common shareholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears consistent with the bank holding company’s capital needs, asset quality and overall financial condition.

Transactions with Affiliates

The Federal Reserve Act limits and requires collateral for extensions of credit by the Company’s insured subsidiary banks to the Company and, with certain exceptions, its non-bank affiliates. Also, there are restrictions on the amounts of investments by such banks in stock and other securities of the Company and such affiliates, and restrictions on the acceptance of their securities as collateral for loans by such banks. Extensions of credit by the banks to each of the Company and such affiliates are limited to 10% of such bank’s regulatory capital, and in the aggregate for the Company and all such affiliates to 20%, and collateral must be between 100% and 130% of the amount of the credit, depending on the type of collateral.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED F IXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

For the three months ended March 31, 2007 and 2006 and for the five years ended December 31, 2006, the consolidated ratios of earnings to fixed charges of Bank of New York and Mellon Financial computed as set forth below, were as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
Bank of New York Earnings to Fixed Charges(1):
Excluding interest on deposits	4.06	3.76	3.50	4.60	6.86	6.61	4.12
Including interest on deposits	2.06	2.09	1.94	2.42	3.35	3.11	2.21

Mellon Financial (Parent Corporation)(2)	2.38	3.20	3.24	4.34	3.83	4.83	5.28
Mellon Financial and its subsidiaries:
Excluding interest on deposits	4.21	4.26	4.25	5.24	6.13	5.66	4.94
Including interest on deposits	2.24	2.37	2.21	2.92	3.85	3.97	3.37

(1)	For purposes of computing the ratios of earnings to fixed charges, earnings represent continuing operations income (loss) before extraordinary items plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. For the periods presented, Bank of New York had an immaterial amount of preferred stock outstanding. Accordingly, the consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements are identical to the consolidated ratios of earnings to fixed charges for the periods presented.
(2)	Mellon Financial (Parent Corporation) ratios include the accounts of Mellon Financial, Mellon Funding, a wholly owned subsidiary of Mellon Financial that functions as a financing entity for Mellon and its subsidiaries by issuing commercial paper and other debt guaranteed by Mellon Financial; and MIPA, LLC, a single member limited liability company wholly owned by Mellon Financial, created to hold and administer corporate owned life insurance. Here, earnings represent income before taxes from continuing operations, plus the fixed charges from operations of Mellon Financial, but exclude equity in undistributed net income (loss) of subsidiaries. Consequently, these ratios vary with the payment of dividends by such subsidiaries. In the ratios for Mellon Financial and its subsidiaries, earnings represent continuing operations income before taxes and the cumulative effect of changes in accounting principles plus fixed charges from continuing operations. Fixed charges represent interest expense, one-third (the proportion deemed representative of the interest factor) of net rental expense and amortization of debt issuance costs. These ratios are presented both including and excluding interest on deposits in fixed charges from continuing operations. For the periods presented, Mellon Financial had no preferred stock outstanding. Accordingly, the consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements are identical to the consolidated ratios of earnings to fixed charges for the periods presented.

WHERE YOU CAN FIND MORE INFORMATION

The Company, the Capital Trusts and Mellon Funding have filed a registration statement with the SEC. This prospectus is part of the registration statement, but the registration statement also contains additional information and exhibits. Bank of New York and Mellon Financial have filed, and the Company has filed or will file, proxy statements, annual, quarterly and special reports, and other information with the SEC. You may read and copy the registration statement and any reports, proxy statements and other information at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC for further information about its public reference room at 1-800-732-0330. Such material is also available at the SEC’s website at “http://www.sec.gov.”

The Company’s Common Stock ($0.01 par value) is listed on the New York Stock Exchange under the symbol “BK”. Reports and other information concerning the Company, Bank of New York and Mellon Financial can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows the Company to incorporate documents by reference in this prospectus. This means that if we list or refer to a document which we, Bank of New York or Mellon Financial have filed with the SEC in this prospectus, that document is considered to be a part of this prospectus and should be read with the same care. Documents that we file with the SEC in the future will automatically update and supersede information incorporated by reference in this prospectus.

The documents listed below are incorporated by reference into this prospectus:

•	Joint Proxy Statement/Prospectus of Mellon Financial and Bank of New York dated April 17, 2007 (forming part of the Company’s Registration Statement on Form S-4 (No. 333-140863));

•	Bank of New York’s Annual Report on Form 10-K for the year ended December 31, 2006 (SEC File No. 001-06152);

•	Mellon Financial’s Annual Report on Form 10-K for the year ended December 31, 2006 (SEC File No. 1-7410);

•	Bank of New York’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (SEC File No. 001-06152);

•	Mellon Financial’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (SEC File No. 1-7410);

•

Bank of New York’s Current Reports on Form 8-K, filed January 16, 2007, January 18, 2007, February 28, 2007, April 5, 2007, April 17, 2007, April 18, 2007, May 11, 2007, May 17, 2007, May 24, 2007, June 20, 2007 and June 22, 2007 (SEC File No. 001-06152) (other than, in each case, information that is deemed not to have been filed in accordance with SEC rules);

•

Mellon Financial’s Current Reports on Form 8-K, filed January 3, 2007 (2 filings), January 17, 2007, January 23, 2007, January 30, 2007, February 26, 2007, February 28, 2007, April 5, 2007, April 9, 2007, April 18, 2007, April 23, 2007 (2 filings), May 9, 2007, May 10, 2007, May 21, 2007, May 24, 2007, June 12, 2007, June 20, 2007 and June 29, 2007 (SEC File No. 1-7410) (other than, in each case, information that is deemed not to have been filed in accordance with SEC rules);

•	The Company’s Current Report on Form 8-K, filed July 2, 2007; and

•

Any documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of the offering of the securities.

You may request a free copy of any or all of these filings by writing or telephoning us at the following address:

The Bank of New York Mellon Corporation

One Wall Street

New York, New York 10286

Attention: Corporate Secretary

Telephone: (212) 635-1787

No separate financial statements of any Capital Trust are included in this prospectus. The Company and the Capital Trusts do not consider that such financial statements would be material to holders of the Trust Preferred Securities because each Capital Trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the corresponding Junior Subordinated Debt Securities of the Company and issuing the Trust Securities. Furthermore, taken together, the Company’s obligations under each series of corresponding Junior Subordinated Debt Securities, the Junior Indenture pursuant to which the corresponding Junior Subordinated Debt Securities will be issued, the related Trust Agreement, the related Expense Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the related Trust Preferred Securities of a Capital Trust. In addition, the Company does not expect that the Capital Trusts will be filing reports under the Exchange Act with the SEC. No separate financial statements of Mellon Funding are included in this prospectus because the Company and Mellon Funding do not consider that such financial statements would be material to holders of the Debt Securities because Mellon Funding is a subsidiary that only issues Senior and Senior Subordinated Debt Securities fully and unconditionally guaranteed by the Company.

You should only rely on the information contained in this prospectus or any prospectus supplement or incorporated by reference. Neither the Company nor any Capital Trust or Mellon Funding has authorized anyone to provide you with different information. Neither the Company nor any Capital Trust or Mellon Funding is making an offer of its securities in any state or country where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of a later date than the date of this prospectus or such prospectus supplement. The financial condition, results of operations or business prospects of the Company may have changed since those dates.

USE OF PROCEEDS

Except as may be set forth in a prospectus supplement, the Company will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including refinancing of existing debt, financing acquisitions or business expansion, investments in, or extensions of credit to, our bank subsidiaries and, to a lesser extent, other existing or future subsidiaries. Pending such use, the net proceeds may be temporarily invested in short-term obligations. The precise amounts and timing of the application of proceeds used for general corporate purposes will depend upon funding requirements of the Company and its subsidiaries and the availability of other funds. The Company expects, on a recurring basis, to engage in additional financing of a character and amount to be determined as the need arises.

Except as may be set forth in a prospectus supplement, each Capital Trust will invest all proceeds received from any sale of its Trust Securities in corresponding Junior Subordinated Debt Securities to be issued by the Company in connection with any issuance of Trust Securities. Except as may be set forth in a prospectus supplement, the Company will use the net proceeds from the sale of the corresponding Junior Subordinated Debt Securities to each Capital Trust or Mellon Trust for the purposes described above.

The Company will not receive any proceeds from the sale of any shares of Common Stock by any selling shareholder.

DESCRIPTION OF SENIOR DEBT SECURITIES AND

SENIOR SUBORDINATED DEBT SECURITIES

Summary

The following description of the terms of the Senior Debt Securities and the Senior Subordinated Debt Securities to be issued by the Company or Mellon Funding, as applicable, (sometimes referred to as the “Debt

Securities” in this “Description of Senior Debt Securities and Senior Subordinated Debt Securities” only) sets forth certain general terms and provisions. The particular terms of any series of Debt Securities will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Debt Securities:

•	the title of the series of Debt Securities;

•	whether the series of Debt Securities are Senior Debt Securities or Senior Subordinated Debt Securities;

•	any limit on the aggregate principal amount of the series of Debt Securities;

•	the price (expressed as a percentage of the aggregate principal amount thereof) at which the series of the Debt Securities will be issued;

•

the Person to whom any interest on a Debt Security of the series will be payable, if other than the Person in whose name that Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

•	the date or dates on which the principal of the series of Debt Securities will be payable;

•	the rate or rates per annum at which the series of Debt Securities will bear interest, if any (or the formula pursuant to which such rate or rates will be determined);

•

if Debt Securities are sold bearing no interest or below market interest, known as original issue discount securities, the amount payable upon acceleration and special tax, accounting and other considerations;

•	the date or dates from which any such interest will accrue and the dates on which such payment of any such interest will be payable and the Regular Record Dates for such interest payment dates;

•	the place or places where the principal of (and premium, if any) and interest on the series of Debt Securities will be payable;

•

the period or periods within which, the price or prices at which, and the terms and conditions upon which, Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company;

•

the obligation, if any, of the Company to redeem, repay or purchase Debt Securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which the series of Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency or currencies in which payment of principal and premium, if any, and interest on the series of Debt Securities will be payable, if other than U. S. dollars;

•

if the principal of (and premium, if any) or interest, if any, on Debt Securities of the series is to be payable, at the election of the Company or a holder thereof, in a currency or currencies other than that in which such series of Debt Securities are stated to be payable, the currency or currencies in which payment of the principal of (and premium, if any) or interest, if any, on such Debt Securities as to which such election is made will be payable, and the period or periods within which, and the terms and conditions upon which, such election may be made;

•	the index, formula or other method, if any, with reference to which the amount of any payment of principal of (and premium, if any) or interest on the series of Debt Securities will be determined;

•

whether, and the terms and conditions relating to when, the Company may satisfy all or a part of its obligations with regard to payment upon maturity or any redemption or required repurchase or in connection with any exchange provisions by delivering to the holders of the Debt Securities, other securities, which may or may not be issued by or be obligations of the Company, or a combination of cash, other securities and/or property (“Maturity Consideration”);

•	the portion of the principal amount of the series of Debt Securities that will be payable upon declaration of acceleration of the maturity thereof, if other than the principal amount thereof;

•

the terms, if any, upon which the Debt Securities of the series are convertible into Common Stock or other securities of the Company and the terms and conditions upon which any conversion may be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this Prospectus;

•	any additional Events of Default or, in the case of Senior Subordinated Debt Securities, Defaults, solely with respect to the series of Debt Securities;

•	whether either or both of the provisions of the Applicable Indenture (as defined below) described under “—Legal Defeasance and Covenant Defeasance” will be applicable to the series of Debt Securities;

•

if Debt Securities are sold for one or more foreign currencies or foreign currency units, or principal, interest or premium are payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences and other information regarding the issue and currency or currency units;

•

if the series of Debt Securities are Senior Subordinated Debt Securities, whether the subordination provisions summarized below or other subordination provisions will be applicable to such Senior Subordinated Debt Securities; and

•	any additional restrictive covenants included for the benefit of the series of Debt Securities; and

•	any additional material terms of the series of Debt Securities not inconsistent with the provisions of the Applicable Indenture.

Unless otherwise stated in a prospectus supplement, each series of Debt Securities will be represented by fully registered global certificates issued as global Debt Securities to be deposited with a depositary with respect to that series, instead of paper certificates issued to each individual owner. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on any series of Debt Securities and other payments will be payable are discussed in more detail under the heading “Book-Entry Issuance.”

The Senior Debt Securities may be issued in one or more series under the Senior Indenture, dated as of July 18, 1991, between The Bank of New York Mellon Corporation (successor to The Bank of New York Company, Inc.) and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee, as supplemented by the First Supplemental Indenture dated as of June 29, 2007, as further supplemented from time to time (the “BNY Senior Indenture”). The Senior Debt Securities issued by Mellon Funding and related Guarantees of the Company may be issued under an Indenture, dated as of May 2, 1988, among The Bank of New York Mellon Corporation (successor to Mellon Financial Corporation), Mellon Funding Corporation, and Manufacturers and Traders Trust Company (successor to The Bank of New York, as successor to JPMorgan Chase Bank, National Association, as successor to The Chase Manhattan Bank, National Association), as Trustee, as supplemented by the First Supplemental Indenture dated as of November 29, 1990, the Second Supplemental Indenture dated as of June 12, 2000 and the Third Supplemental Indenture dated as of June 29, 2007, as further supplemented form time to time (the “Mellon Senior Indenture”).

The Senior Subordinated Debt Securities may be issued in one or more series under an Indenture, dated as of October 1, 1993, between The Bank of New York Mellon Corporation (successor to The Bank of New York Company, Inc.) and Manufacturers and Traders Trust Company (successor to J.P. Morgan Trust Company, National Association, as successor by merger to Chase Manhattan Trust Company, National Association), as Trustee, as supplemented by the First Supplemental Indenture dated as of June 29, 2007, as further supplemented from time to time (the “BNY Senior Subordinated Indenture”). The Senior Subordinated Debt Securities issued by Mellon Funding and related Guarantees of the Company may be issued under an Indenture, dated as of June 12, 2000, among The Bank of New York Mellon Corporation (successor to Mellon Financial Corporation),

Mellon Funding Corporation and Union Bank of California, National Association (successor to J.P.Morgan Trust Company, N.A. formerly known as Bank One Trust Company, N.A.), as Trustee, as supplemented by the First Supplemental Indenture dated as of April 30, 2001, the Second Supplemental Indenture dated as of March 5, 2004 and the Third Supplemental Indenture dated as of June 29, 2007, as further supplemented form time to time (the “Mellon Senior Subordinated Indenture”).

The BNY Senior Indenture and the BNY Senior Subordinated Indenture are sometimes referred to collectively as the “BNY Indentures.” The Mellon Senior Indenture and the Mellon Senior Subordinated Indenture are sometimes referred to collectively as the “Mellon Indentures.” The BNY Indentures and the Mellon Indentures are sometimes referred to collectively as the “Indentures.” The Indentures are qualified under the Trust Indenture Act. Each series of Debt Securities will be established under the applicable Indenture pursuant to a supplemental indenture, resolution of the Company’s Board of Directors or a committee thereof or officers’ certificate. The Trustee on the applicable Indenture is referred to as the “Trustee.”

The Indentures do not limit the aggregate principal amount of the Debt Securities or of any particular series of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued from time to time in series. In addition, a series of Debt Securities may be reopened in order to issue additional Debt Securities of that series in the future without the consent of the holders of Debt Securities of that series.

The following summaries of certain provisions of the Senior Debt Securities, the Senior Subordinated Debt Securities and the Indentures are not complete. For a complete description of these Debt Securities you should read the Indenture applicable to a particular series of Debt Securities (the “Applicable Indenture”), including the definitions therein of certain terms. Each Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part by reference to Bank of New York’s or Mellon Financial’s previous filings with the SEC.

Debt Securities Issued by the Company under the BNY Senior Indenture or the BNY Senior Subordinated Indenture

Wherever we refer to particular sections, articles or defined terms of the Applicable Indenture we are incorporating those sections, articles or defined terms into this prospectus by reference. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Applicable Indenture.

General

The Senior Debt Securities issued by the Company will be unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. Indebtedness of the Company that would have ranked equally with the Senior Debt Securities totaled approximately $6.0 billion as of May 31, 2007, based on the Bank of New York and Mellon amounts outstanding as of that date. The Senior Subordinated Debt Securities issued by the Company will be unsecured subordinated obligations of the Company.

Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Debt Securities, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of bank subsidiaries, their depositors), except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of the Company’s subsidiaries, and holders of Debt Securities should look only to the assets of the Company for payments on the Debt Securities.

Unless otherwise provided in the prospectus supplement:

•

principal of (and premium, if any) or Maturity Consideration and interest on the Debt Securities issued by the Company will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registerable, at the office or agency of The Bank of New York in the Borough of Manhattan, The City of New York, except that, at the option of the Company, interest may be paid by mailing a check to the address of the Person entitled thereto as it appears in the Security Register (Sections 202, 305 and 1002); and

•	the Debt Securities will be issued only in registered form without coupons and in denominations of $1,000 and integral multiples thereof (Section 302).

No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305).

Debt Securities may be issued as Original Issue Discount Debt Securities to be sold at a substantial discount below their principal amount. Special Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto. “Original Issue Discount Debt Security” means any security that provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default. (Section 101).

If any index or formula is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special United States Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

If the Debt Securities are denominated in whole or in part in any currency other than United States dollars, if the principal of (and premium, if any) or interest, if any, on the Debt Securities are to be payable at the election of the Company or a holder thereof, in a currency or currencies other than that in which such Debt Securities are to be payable, or if any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of the Debt Securities, special Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

The BNY Indentures do not contain any provisions that would provide protection to holders of the Debt Securities against a sudden and dramatic decline in credit quality of the Company resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control.

The BNY Indentures allow us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company, provided that certain conditions are satisfied. If these events occur, the other company will be required to assume our responsibilities relating to the Debt Securities, and we will be released from all liabilities and obligations. See “—Consolidation, Merger and Sale of Assets” for a more detailed discussion.

The BNY Indentures provide that holders of a majority of the total principal amount of outstanding Debt Securities of any series may vote to change certain of our obligations or certain of your rights concerning the Debt Securities of that series. However, to change the amount or timing of principal, interest or other payments under the Debt Securities, every holder in the series must consent. See “Modification of the BNY Indentures” for a more detailed discussion.

Subordination of Senior Subordinated Debt Securities

The payment of the principal of (and premium, if any) and interest on the Senior Subordinated Debt Securities will, to the extent set forth in the BNY Senior Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the BNY Senior Subordinated Indenture). In certain events of insolvency, the payment of the principal of (and premium, if any) and interest on the Senior Subordinated Debt Securities will, to the extent set forth in the BNY Senior Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all Other Financial Obligations (as defined below). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of (or premium, if any) or interest on the Senior Subordinated Debt Securities. If, upon any such payment or distribution of assets to creditors, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, there remain any amounts of cash, property or securities available for payment or distribution in respect of Senior Subordinated Debt Securities (as defined in the BNY Senior Subordinated Indenture, “Excess Proceeds”) and if, at such time, any Entitled Persons in respect of Other Financial Obligations have not received payment in full of all amounts due or to become due on or in respect of such Other Financial Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of the Senior Subordinated Debt Securities. In the event of the acceleration of the maturity of any Senior Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest on the Senior Subordinated Debt Securities. No payments on account of principal of (or premium, if any) or interest on the Senior Subordinated Debt Securities or on account of the purchase or acquisition of Senior Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or if any judicial proceeding shall be pending with respect to any such default. (Article Thirteen of the BNY Senior Subordinated Indenture).

By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of insolvency, creditors of the Company who are not holders of Senior Indebtedness or of the Senior Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Senior Subordinated Debt Securities. By reason of the obligation of the holders of Senior Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations, in the event of insolvency, holders of Senior Subordinated Debt Securities may recover less, ratably, than Entitled Persons in respect of Other Financial Obligations.

Unless otherwise specified in the prospectus supplement relating to the particular series of Senior Subordinated Debt Securities offered thereby, Senior Indebtedness is defined in the BNY Senior Subordinated Indenture as the principal of (and premium, if any) and interest on (a) all of the Company’s indebtedness for money borrowed, whether outstanding on the date of execution of the BNY Senior Subordinated Indenture or thereafter created, assumed or incurred, except (i) such indebtedness as is by its terms expressly stated to be junior in right of payment to the Senior Subordinated Debt Securities and (ii) such indebtedness as is by its terms expressly stated to rank equally with the Senior Subordinated Debt Securities and (b) any deferrals, renewals or extensions of any such Senior Indebtedness. (Section 101 of the BNY Senior Subordinated Indenture). The term “indebtedness for money borrowed” when used with respect to the Company is defined to mean any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of property or assets. (Section 101 of the BNY Senior Subordinated Indenture).

Unless otherwise specified in the prospectus supplement, the term “Other Financial Obligations” means all obligations of the Company to make payment pursuant to the terms of financial instruments, such as:

•	securities contracts and foreign currency exchange contracts,

•

derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and

•

in the case of both items above, similar financial instruments, other than (A) obligations on account of Senior Indebtedness and (B) obligations on account of indebtedness for money borrowed ranking on a parity with or subordinate to the Senior Subordinated Debt Securities. Unless otherwise specified in the prospectus supplement relating to the particular series of Senior Subordinated Debt Securities offered thereby, Entitled Persons means any person who is entitled to payment pursuant to the terms of Other Financial Obligations. (Section 101 of the BNY Senior Subordinated Indenture).

The Company’s obligations under the Senior Subordinated Debt Securities shall rank equally in right of payment with each other, subject to the obligations of the holders of Senior Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the BNY Senior Subordinated Indenture.

Indebtedness of the Company that would have been senior to the Senior Subordinated Debt Securities totaled approximately $6.0 billion as of May 31, 2007, based on the Bank of New York and Mellon amounts outstanding as of that date.

The BNY Senior Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness, which may include indebtedness that is senior to the Senior Subordinated Debt Securities but subordinate to other obligations of the Company, including obligations of the Company in respect of Other Financial Obligations. When issued, the Senior Debt Securities will constitute Senior Indebtedness. Junior Subordinated Debt Securities issued by the Company pursuant to the junior subordinated indenture will be subordinate in right of payment to the Senior Subordinated Debt Securities.

The prospectus supplement may further describe the provisions, if any, applicable to the subordination of the Senior Subordinated Debt Securities of a particular series.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, the Debt Securities of any series may be convertible or exchangeable into Common Stock or into other securities of the Company. The specific terms on which Debt Securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number or principal amount of such other securities to be received by the holders of Debt Securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Special Terms Relating to Convertible Debt Securities

The following provisions will apply to Debt Securities that will be convertible into Common Stock unless otherwise provided in the prospectus supplement relating to the specific issue of Debt Securities.

The holder of any convertible Debt Securities not previously redeemed will have the right, exercisable at any time during the time period specified in the applicable prospectus supplement to convert convertible Debt Securities into shares of Common Stock as specified in the applicable prospectus supplement, at the conversion rate per principal amount of convertible Debt Securities set forth in the applicable prospectus supplement. In the case of convertible Debt Securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption specified in the applicable prospectus supplement, except that, in the case of redemption at the option of the holder, if applicable, the conversion right will terminate upon receipt of written notice of the exercise of the option.

For each series of convertible Debt Securities, the conversion price or rate will be subject to adjustment as contemplated in the Applicable Indenture. Unless otherwise provided in the applicable prospectus supplement, these adjustments may occur as a result of:

•	the issuance of shares of Common Stock as a dividend;

•	subdivisions and combinations of Common Stock;

•

the issuance to all holders of Common Stock of rights or warrants entitling holders to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share; and

•	the distribution to all holders of Common Stock of:

•	shares of Company capital stock other than Common Stock;

•	evidences of indebtedness of the Company or assets other than cash dividends paid from retained earnings and dividends payable in Common Stock referred to above; or

•	subscription rights or warrants other than those referred to above.

In any case, no adjustment of the conversion price or rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. The Company will not issue any fractional shares of Common Stock upon conversion, but, instead, the Company will pay a cash adjustment. If indicated in the applicable prospectus supplement, convertible Debt Securities convertible into Common Stock which are surrendered for conversion between the record date for an interest payment, if any, and the interest payment date, other than convertible Debt Securities called for redemption on a redemption date during that period, must be accompanied by payment of an amount equal to interest which the registered holder is entitled to receive.

The Company will determine the adjustment provisions for convertible Debt Securities at the time of issuance of each series of convertible Debt Securities. These adjustment provisions will be described in the applicable prospectus supplement.

Except as set forth in the applicable prospectus supplement, any convertible Debt Securities called for redemption, unless surrendered for conversion on or before the close of business on the redemption date, are subject to being purchased from the holder of the convertible Debt Securities by one or more investment banking firms or other purchasers who may agree with the Company to purchase convertible Debt Securities and convert them into Common Stock.

Legal Defeasance and Covenant Defeasance

If the Debt Securities of a series may be subject to legal defeasance or covenant defeasance or either type of defeasance under the Applicable Indenture, the prospectus supplement relating to that series will so indicate.

If applicable to the Debt Securities of a series, “legal defeasance” means that the Company elects to defease and be discharged from any and all obligations with respect to such Debt Securities (including, in the case of Senior Subordinated Debt Securities, the provisions described under “—Subordination of Senior Subordinated Debt Securities”), except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust.

If applicable to the Debt Securities of a series, “covenant defeasance” means that the Company elects to be released from its obligations with respect to such Debt Securities under Section 1005 and Section 1006 of the BNY Senior Indenture and Section 1005 of the BNY Senior Subordinated Indenture (and any other sections applicable to such Debt Securities that are specified pursuant to the Applicable Indenture to be subject to covenant defeasance) and the consequences of the occurrence of an event of default specified in, in the case of

Senior Debt Securities, Section 501(4) of the BNY Senior Indenture, and in the case of Senior Subordinated Debt Securities, Section 503(C) of the BNY Senior Subordinated Indenture (with respect to Section 1005 and Section 1006 of the BNY Senior Indenture and Section 1005 of the BNY Senior Subordinated Indenture and any other sections applicable to such Debt Securities that are specified pursuant to the Applicable Indenture to be subject to covenant defeasance), or, in the case of Senior Debt Securities, Section 501(5) of the BNY Senior Indenture, and in the case of Senior Subordinated Debt Securities, Section 503(D) of the BNY Senior Subordinated Indenture (with respect to Section 1005 of the BNY Indentures containing the covenant to pay taxes and other claims, Section 1006 of the BNY Senior Indenture containing the restrictions described under “—Limitation on Disposition of Stock of the Bank”) and Sections 501(4) and 501(5) of the BNY Senior Indenture and Sections 503(C) and 503(D) of the BNY Senior Subordinated Indenture containing the provisions described under “—Defaults” relating to covenant defaults and cross-defaults, respectively, and, in the case of Subordinated Debt Securities, the provisions described under “—Subordination of Senior Subordinated Debt Securities.”

Legal defeasance or covenant defeasance, as applicable, will only occur upon the deposit with the applicable Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee, through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, without reinvestment, to pay (a) the principal of (and premium, if any) and interest on such Debt Securities to maturity or redemption, as the case may be, and (b) any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, the Company must deliver to the applicable Trustee an Opinion of Counsel (as specified in the Applicable Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service issued to the Company or published as a revenue ruling or upon a change in applicable Federal income tax law, in any such case after the date of the Applicable Indenture.

Under current Federal income tax law, legal defeasance would likely be treated as a taxable exchange of such Debt Securities for interests in the defeasance trust. As a consequence a holder would recognize gain or loss equal to the difference between the holder’s cost or other tax basis for such Debt Securities and the value of the holder’s proportionate interest in the defeasance trust, and thereafter would be required to include in income a proportionate share of the income, gain and loss of the defeasance trust. Under current Federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Debt Securities. Purchasers of such Debt Securities should consult their own advisors with respect to the tax consequences to them of such legal defeasance and covenant defeasance, including the applicability and effect of tax laws other than the Federal income tax law.

The Company may exercise its legal defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reference to the covenants noted in the description of covenant defeasance. However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors. (Article 13 of the BNY Senior Indenture and Article 14 of the BNY Senior Subordinated Indenture).

The prospectus supplement may further describe the provisions, if any, applicable to legal defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

Limitation on Disposition of Stock of the Bank

The BNY Senior Indenture contains a covenant by the Company that, so long as any of the Senior Debt Securities are outstanding, but subject to the rights of the Company in connection with its consolidation with or merger into another Person or a sale of the Company’s assets, neither the Company nor any Intermediate Subsidiary will sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank (except to the Company or an Intermediate Subsidiary) nor will the Company or any Intermediate Subsidiary permit the Bank to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank, unless (a) any such sale, assignment, transfer, grant of a security interest or other disposition is made for fair market value, as determined by the Board of Directors of the Company or any Intermediate Subsidiary, as the case may be, and evidenced by a duly adopted resolution thereof and (b) the Company and any one or more Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding Voting Stock of the Bank (or any successor to the Bank) free and clear of any security interest after giving effect to such transaction. The foregoing, however, will not preclude the Bank from being consolidated with or merged into another banking corporation organized under the laws of the United States, any State thereof or the District of Columbia, if after such merger or consolidation the Company (or any successor thereto in a permissible merger) and any one or more Intermediate Subsidiaries own at least 80% of the Voting Stock of the resulting bank and immediately after giving effect thereto no Event of Default and no event which would become an Event of Default shall have occurred and be continuing. The Company further covenants that it will not permit any Intermediate Subsidiary that owns any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank to cease to be an Intermediate Subsidiary. “Intermediate Subsidiary” means a subsidiary (i) that is organized under the laws of the United States, any State thereof or the District of Columbia and (ii) of which all the shares of each class of capital stock issued and outstanding, and all securities convertible into, and options, warrants and rights to subscribe for or purchase shares of, such capital stock, are owned directly by the Company, free and clear of any security interest. (Section 1006 of the BNY Senior Indenture). “Voting Stock” means stock of the class or classes having a general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency). (Section 101 of the BNY Senior Indenture).

Defaults

The BNY Senior Indenture

The BNY Senior Indenture defines an Event of Default with respect to any series of Senior Debt Securities as any one of the following events:

•	default for 30 days in payment of interest on any Senior Debt Security of that series;

•	default in payment of principal of (or premium, if any, on) any Senior Debt Security of that series at Maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Debt Security of that series;

•

default in the performance, or breach, of any covenant or warranty of the Company in the BNY Senior Indenture or any Senior Debt Security of that series (other than a covenant or warranty included in the BNY Senior Indenture solely for the benefit of another series of Senior Debt Securities) and continuance of such default or breach for 60 days after due notice;

•

(i) failure by the Company or the Bank to pay indebtedness for money borrowed (including Debt Securities of other series) in an aggregate principal amount exceeding $25,000,000 at the later of final maturity or upon the expiration of any applicable period of grace with respect to such principal amount or (ii) acceleration of the maturity of any indebtedness of the Company or the Bank for borrowed money, in excess of $25,000,000, if such failure to pay or acceleration results from a default under the instrument giving rise to, or securing, such indebtedness and is not annulled within 30 days after due notice, unless such default is contested in good faith by appropriate proceedings;

•	certain events of bankruptcy, insolvency or reorganization of the Company or the Bank; and

•	any other Event of Default provided with respect to Senior Debt Securities of that series. (Section 501).

If an Event of Default occurs with respect to any series of Senior Debt Securities, the Trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount (or, if the Senior Debt Securities of that series are Original Issue Discount Senior Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of the series immediately payable (provided that no such declaration is required upon certain events of bankruptcy). However, upon certain conditions such declaration may be annulled, and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any) or interest on the Senior Debt Securities of that series and certain other specified defaults) may be waived, by the holders of a majority in principal amount of the outstanding Senior Debt Securities of that series on behalf of the holders of all Senior Debt Securities of that series. (Sections 502 and 513).

The BNY Senior Subordinated Indenture

The BNY Senior Subordinated Indenture defines an Event of Default with respect to any series of Senior Subordinated Debt Securities as being certain events involving the bankruptcy, insolvency or reorganization of the Company and any other Event of Default provided with respect to BNY Senior Subordinated Debt Securities of that series. (Section 501).

The BNY Senior Subordinated Indenture defines a Default with respect to Senior Subordinated Debt Securities of any series as any one of the following events:

•	an Event of Default with respect to that series;

•	default for 30 days in payment of interest on any Senior Subordinated Debt Security of that series;

•	default in payment of principal of (or premium, if any, on) any Senior Subordinated Debt Security of that series at Maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Subordinated Debt Security of that series;

•

default in the performance, or breach, of any covenant or warranty of the Company in the BNY Senior Subordinated Indenture or any Senior Subordinated Debt Security of that series (other than a covenant or warranty included in the BNY Senior Subordinated Indenture solely for the benefit of another series of Senior Subordinated Debt Securities) and continuance of such default or breach for 60 days after due notice;

•

(i) failure by the Company or the Bank to pay indebtedness for money borrowed (including Subordinated Debt Securities of other series) in an aggregate principal amount exceeding $25,000,000 at the later of final maturity or upon the expiration of any applicable grace period with respect to such principal amount or (ii) acceleration of the maturity of any indebtedness of the Company or the Bank for borrowed money in excess of $25,000,000, if such failure to pay or acceleration results from a default under the instrument giving rise to, or securing, such indebtedness and is not annulled within 30 days after due notice, unless such default is contested in good faith by appropriate proceedings; and

•	any other Default provided with respect to Senior Subordinated Debt Securities of that series.

In case a Default shall occur and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders by appropriate judicial proceedings as the Trustee deems most effectual.

If an Event of Default occurs with respect to any series of Senior Subordinated Debt Securities, the Trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount (or, if the Senior Subordinated Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of the series immediately payable (provided that no such declaration is required upon certain events of bankruptcy). However, upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any) or interest on the Senior Subordinated Debt Securities of that series and certain other specified defaults) may be waived by the holders of a majority in principal amount of the outstanding Senior Subordinated Debt Securities of that series on behalf of the holders of all Senior Subordinated Debt Securities of that series. (Sections 502 and 513).

BNY Senior and BNY Senior Subordinated Indentures

The BNY Indentures provide that, within 90 days after the occurrence of a default with respect to Debt Securities of any series, the applicable Trustee will give to the holders of Debt Securities of that series notice of such default known to it if uncured and not waived, provided that, except in the case of default in the payment of principal of (or premium, if any) or interest on any Debt Security of that series or in the payment of any sinking fund installment with respect to that series, such Trustee will be protected in withholding such notice if such Trustee in good faith determines that the withholding of such notice is in the interest of the holders of the outstanding Debt Securities of such series; and, provided further, that such notice shall not be given until 60 days after the occurrence of a default with respect to outstanding Debt Securities of any series in the performance or breach of a covenant in the Applicable Indenture other than for the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or the deposit of any sinking fund payment with respect to the Debt Securities of such series. The term default with respect to any series of outstanding Debt Securities for the purpose only of this provision means the happening of any of the Events of Default or, in the case of the BNY Senior Subordinated Indenture, Defaults, specified in the Applicable Indenture and relating to such series of outstanding Debt Securities. (Section 602).

The BNY Indentures provide that, subject to the duty of the Trustees during a default to act with the required standard of care, the Trustees will not be under an obligation to exercise any of their rights or powers under the BNY Indentures at the request or direction of any of the holders, unless such holders shall have offered to the Trustees reasonable security or indemnity. (Sections 601 and 603). The BNY Indentures provide that the holders of a majority in principal amount of outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series, or exercising any trust or other power conferred on such Trustee, provided that such Trustee may decline to act if such direction is contrary to law or the Applicable Indenture and may take any other action deemed proper which is not inconsistent with such direction. (Section 512).

The BNY Indentures include a covenant that the Company will file annually with the Trustees a certificate of no default or specifying any default that exists. (Section 1007 of the BNY Senior Indenture and Section 1004 of the BNY Senior Subordinated Indenture).

Modification of the BNY Indentures

From time to time the Company and the applicable Trustee may, without the consent of the holders of any series of Debt Securities, amend, waive or supplement each Indenture for specified purposes, including, among other things, curing ambiguities or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Debt Securities).

Modification and amendments of each BNY Indenture may be made by the Company and the Trustee under the Applicable Indenture, only with the consent of the holders of not less than a majority in principal amount of each series of outstanding Debt Securities issued under such Indenture and affected thereby, by executing supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Applicable Indenture or modifying the rights of the holders of outstanding Debt Securities of such series (including the modification of the subordination provisions in a manner adverse to holders in the case of the BNY Senior Subordinated Indenture), except that no such supplemental indenture may:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

•	reduce the principal amount of, or any premium or the rate of interest on, any Debt Security;

•	reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof;

•	adversely affect any right of repayment at the option of the holder of any Debt Security;

•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	change the place or currency of payment of principal of (or premium, if any) or interest on, any Debt Security;

•

impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date);

•

reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of the holders of which is required for modification or amendment of the Applicable Indenture, for waiver of compliance with certain provisions of the Applicable Indenture or for waiver of certain covenant defaults;

•	modify the provisions of the Applicable Indenture relating to modification and amendment of the Applicable Indenture; or

•	in the case of the BNY Senior Subordinated Indenture, modify the subordination provisions adverse to the holders of Senior Indebtedness, in each case, without such holders’ consent.

The BNY Indentures provide, however, that each of the amendments and modifications listed in the first nine items and, in the case of the BNY Senior Subordinated Indenture, the tenth item above may be made with the consent of the holder of each outstanding Debt Security affected thereby. (Section 902 of the BNY Indentures and Section 907 of the BNY Senior Subordinated Indenture).

Consolidation, Merger and Sale of Assets

The Company, without the consent of the holders of any of the Debt Securities under either of the BNY Indentures, may consolidate with or merge into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person, or, in the case of the BNY Senior Subordinated Indenture, permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties substantially as an entirety to the Company, provided that:

•	if applicable, the successor is a Person organized under the laws of the United States, any State thereof or the District of Columbia;

•	the successor Person, if other than the Company, assumes the Company’s obligations on the Debt Securities and under the BNY Indentures;

•

after giving effect to the transaction no Event of Default, or, in the case of the BNY Senior Subordinated Indenture, Default, and no event which, after notice or lapse of time, would become an Event of Default, or, in the case of the BNY Senior Subordinated Indenture, Default, shall have occurred and be continuing; and

•	certain other conditions are met. (Section 801).

Upon any consolidation or merger into any other Person or any conveyance, transfer or lease of the Company’s assets substantially as an entirety to any Person, the successor Person shall succeed to, and be substituted for, the Company under the BNY Indentures, and the Company, except in the case of a lease, shall be relieved of all obligations and covenants under the BNY Indentures and the Debt Securities to the extent it was the predecessor Person.

Outstanding Debt Securities

The BNY Indentures provide that, in determining whether the holders of the requisite principal amount of outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Applicable Indenture:

•

the portion of the principal amount of an Original Issue Discount Debt Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that would be due and payable as of the date of such determination upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default,

•

the portion of the principal amount of a Debt Security denominated in a foreign currency or currencies that shall be deemed to be outstanding for such purpose shall be the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Debt Security, the U.S. dollar equivalent on the date of original issuance of such Debt Security of the amount determined as provided in the item immediately above), and

•	Debt Securities owned by the Company or any of its Affiliates shall not be deemed to be outstanding. (Section 101).

Governing Law

The BNY Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Debt Securities Issued by Mellon Funding and Guaranteed by the Company under the Mellon Senior Indenture or the Mellon Senior Subordinated Indenture

Guarantees

The Company will unconditionally guarantee (the “Guarantees”) the punctual payment of the principal, any premium, any interest and any sinking fund payments on the Debt Securities issued by Mellon Funding when they become due from maturity, acceleration, redemption or otherwise. The Guarantees of the Senior Debt Securities rank equally with all other general credit obligations of the Company. The Guarantees of the Senior Subordinated Debt Securities are subordinate to all Senior Debt of the Company.

Because the Company is a holding company, the rights of our creditors—including you if you hold Debt Securities and the Guarantees are enforced—to share in distributions from any subsidiary will be subject to prior claims of that subsidiary’s creditors, including depositors if the subsidiary is a bank. Regulatory considerations also impact the transfer of funds from bank subsidiaries as we discuss in “—Regulatory Considerations.”

Events of Default

Mellon Senior Indenture.

The Mellon Senior Indenture defines an Event of Default with respect to any series of Senior Debt Securities as any one of the following events:

•	failure to pay the principal or premium on a Senior Debt Security of that series when due;

•	failure to pay interest on a Senior Debt Security of that series when due, which continues for 30 days;

•	failure to deposit any sinking fund payment for a Senior Debt Security of that series when due;

•

default in the performance of the restrictive covenants contained in the Mellon Senior Indenture for the benefit of Debt Securities of that series, which continues for 60 days after a written notice of such breach is received from the Trustee or the holders of at least 25% of the principal amount of outstanding Debt Securities;

•	the Company, Mellon Funding or Mellon Bank files for bankruptcy, or certain other bankruptcy, insolvency or liquidation events occur as to any of them; and

•	any other Default or Event of Default provided with respect to Senior Debt Securities of that Series. (Section 601)

Mellon Senior Subordinated Indenture.

Under the Mellon Senior Subordinated Indenture, an “Event of Default” is limited to certain events involving the bankruptcy, insolvency or reorganization of the Company or Mellon Bank (Section 601). The Mellon Senior Subordinated Indenture does not define an “Event of Default” as including, or provide for rights of acceleration of the Senior Subordinated Debt Securities when:

•	an event of bankruptcy, insolvency or reorganization of Mellon Funding alone; or

•	a default in payment of principal or interest or failure to perform covenants or agreements in the Senior Subordinated Debt Securities or Mellon Senior Subordinated Indenture occurs.

The Mellon Senior Subordinated Indenture defines a “Default” with respect to Senior Subordinated Debt Securities of any series as any one of the following events:

•	failure to pay the principal or any premium on a Senior Subordinated Debt Security on its due date;

•	failure to pay interest on a Senior Subordinated Debt Security within 30 days of its due date; and

•

breach of any covenant or warranty in the Mellon Senior Subordinated Indenture for 60 days after a notice of such breach is received from either the Trustee or direct holders of at least 25% of the principal amount of outstanding Debt Securities of the affected series. (Section 603)

Remedies

If an Event of Default occurs and is continuing with respect to any series of Debt Securities, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series may declare the principal amount of all the securities of that series to be due and immediately payable. (Section 602 of Mellon Indentures). This notice must be in writing to Mellon Funding and the Company. At any time after the Trustee or the holders have accelerated any series of Debt Securities, the holders of a majority in aggregate principal amount of outstanding Debt Securities of that series may cancel such acceleration if Mellon Funding or the Company has deposited monies on account of certain overdue amounts with the Trustee.

If a Default occurs under the Mellon Senior Subordinated Indenture, the Trustee can demand payment of amounts then due and payable on the affected series of Senior Subordinated Debt Securities and, in its discretion, proceed to enforce any covenant. Upon a Default, the Trustee may not act to accelerate the Senior Subordinated Debt Securities.

Except in cases of Default, where a Trustee has to act with a required standard of care, a Trustee is not required to take any action under the Indenture at the request of any direct holders unless the direct holders offer the Trustee reasonable protection from expenses and liability, called an “indemnity.” If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding Debt Securities of the relevant series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee. These majority direct holders may also direct the Trustee in performing any other action under the Mellon Indentures.

In general, before a holder may bypass the Trustee and bring his own lawsuit or other formal legal action or take other steps to enforce his rights or protect his interests related to the Debt Securities, the following must occur:

•	that holder must previously give to the Trustee written notice that an Event of Default, or in the case of the Subordinated Debt Securities, a Default has occurred and remains uncured;

•

the direct holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of that series also must have offered the Trustee reasonable indemnity and made written request to the Trustee to institute such proceeding as Trustee;

•

the Trustee must not have received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the written notice during the 60-day period after receipt of the notice; and

•	the Trustee must have failed to institute a proceeding within 60 days. (Section 607 of Mellon Indentures).

Any holder of a Debt Security, however, has the absolute right to institute suit for payment of money due on his security on or after the due dates for payment. Indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and to make or cancel a declaration of acceleration.

The Mellon Indentures require the Company to furnish to the Trustees annually a statement as to the performance of the obligations under the Mellon Indentures and as to any default in such performance.

Merger and Similar Events

The Company and Mellon Funding may, without the consent of the holders of any of the Debt Securities, consolidate or merge with or into another entity, and sell or lease all or substantially all of its assets to another entity. Both are also permitted to buy or lease substantially all of the assets of another entity. Either may take these actions provided that:

•

the successor entity, if other than the Company or Mellon Funding, assumes all of the Company’s or Mellon Funding’s obligations on the Guarantees or the Debt Securities, as applicable, and under the Mellon Indentures;

•

the merger, sale of assets or other transaction must not cause an Event of Default under either Mellon Indenture or a Default under the Mellon Senior Subordinated Indenture and none must have already occurred unless the merger or other transaction would cure the Event of Default or Default; and

•	certain other conditions are met. (Sections 901 and 903 of Mellon Indentures)

Restrictive Covenants

Limitations in the Mellon Senior Indenture on the Company’s Disposition of the Voting Stock of Mellon Funding or Mellon Bank.

The Mellon Senior Indenture provides that the Company cannot assign, sell, grant a security interest in or otherwise dispose of any shares or rights to obtain shares with general voting power, other than directors’ qualifying shares, of Mellon Bank or Mellon Funding. Also, the Company may not permit Mellon Bank or

Mellon Funding to issue any shares or rights to obtain shares with general voting power of Mellon Bank or Mellon Funding. However, in the case of Mellon Bank, any of such transactions are permitted:

•	that are for fair market value on the date of action; and

•	where, after the transaction, the Company owns at least 80% of the shares of issued and outstanding voting stock of Mellon Bank. (Section 1107)

Subject to the merger provisions of the Mellon Senior Indenture, the Company cannot allow Mellon Bank or Mellon Funding to merge or consolidate with another company or sell, grant a security interest in or lease substantially all of its assets unless, in the case of Mellon Bank:

•	the transaction is for fair market value, unless to or with a company in which the Company owns at least 80% of the shares of issued and outstanding voting stock; and

•	after the transaction, the Company owns at least 80% of the shares of issued and outstanding voting stock of Mellon Bank. (Section 1107)

Limitations in the Mellon Senior Subordinated Indenture on the Company’s Disposition of the Voting Stock of Mellon Funding.

The Mellon Senior Subordinated Indenture provides that the Company cannot, subject to the merger provisions, sell, assign, grant a security interest in or otherwise dispose of any shares or rights to obtain shares with general voting power of Mellon Funding. The Company cannot permit Mellon Funding to:

•	issue shares or securities convertible into shares with general voting power, except to the Company;

•	merge or consolidate with a person other than the Company; or

•	sell, assign, grant a security interest in or otherwise dispose of or lease substantially all of its assets. (Section 1107)

Unless the prospectus supplement provides otherwise, the Mellon Indentures contain no covenants that protect holders of Debt Securities in the event of a highly leveraged transaction involving the Company, Mellon Funding or Mellon Bank.

Modification of the Mellon Indentures

Changes Not Requiring Approval of Holders.

From time to time the Company and the applicable Trustee may, without the consent of the holders of any series of Debt Securities, amend or supplement each Mellon Indenture for clarifications and certain other changes that would not adversely affect holders of any series of Debt Securities. No approval is necessary to make any change that affects only Debt Securities to be issued under each Mellon Indenture after the changes take effect. (Section 1001 of the Mellon Indentures)

The Company may also make changes or obtain waivers that do not adversely affect a particular Debt Security, even if such changes or waivers affect other Debt Securities. In those cases, the Company does not need to obtain the approval of the holder of that Debt Security; the Company need only obtain any required approvals from the holders of the affected Debt Securities or other Debt Securities.

Changes Requiring Approval of Holders.

Modification and amendments of each Mellon Indenture may be made by the Company and the Trustee under the Applicable Indenture, only with the consent of the holders of not less than 66 2/3% in principal amount of each series of outstanding Debt Securities issued under such Indenture and affected thereby, by executing supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Applicable Indenture or modifying the rights of the holders of outstanding Debt Securities of such series, except that no such supplemental indenture may:

•	change the payment due date of the principal or interest on any Debt Security;

•	reduce any amounts due on a Debt Security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after default, the interest rate or the redemption price for a Debt Security;

•	change the place or currency of payment on a Debt Security;

•	impair the right to sue for payment;

•	in the case of the Senior Subordinated Debt Securities, modify the subordination provisions in a manner that is adverse to you;

•	reduce the percentage of holders of Debt Securities whose consent is required to modify or amend the Mellon Indenture or to waive compliance with certain provisions of the Mellon Indenture;

•	modify any other aspect of the provisions dealing with modification and waiver; or

•	modify the terms of the Guarantees in a way that is adverse to you.

The Mellon Indentures provide, however, that each of the amendments and modifications listed above may be made with the consent of the holder of each outstanding Debt Security affected thereby. (Section 1002 of Mellon Indentures)

Legal Ownership of Debt Securities

Those who have Debt Securities registered in their own names on the books that the Company or the Trustee maintain for this purpose are referred to as “holders” of those Debt Securities. These persons are the legal holders of the Debt Securities. Those who, indirectly through others, own beneficial interests in the Debt Securities that are not registered in their own name are referred to as “indirect holders”. As discussed under the heading “Global Securities,” indirect holders are not legal holders, and investors in Debt Securities issued in book-entry form or in street name will be indirect holders.

Additional Mechanics

Form, Exchange and Transfer.

Unless otherwise indicated in the prospectus supplement, the Debt Securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 and any integral multiple of $1,000.

Holders may have Debt Securities broken into more Debt Securities of permitted smaller denominations or combined into fewer Debt Securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

The entity performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform exchanges and transfers. Holders may exchange or transfer Debt Securities at the office of the security registrar.

Holders will not be required to pay a service charge to transfer or exchange Debt Securities, but may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with proof of ownership.

When the Company designates a securities registrar, it will be named in the prospectus supplement according to the terms of the Indenture. Under the Mellon Indentures, the Company has agreed to appoint an office or agency in New York City for holders to transfer or exchange Debt Securities having New York as the place of payment.

Payment and Paying Agents.

The Company will pay interest, principal and any other money due on the Debt Securities at payment offices designated by the Company. These offices are called paying agents. Holders must make arrangements to have payments picked up at that office. The Company may also choose to pay interest by mailing checks to the address specified in the security register.

The Company will pay interest to holders who are direct holders at the close of business on a particular day in advance of each due date for interest are a direct holder, even if such holder no longer owns the Debt Security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the “regular record date” and will be stated in the prospectus supplement. Holders buying and selling Debt Securities must work out between them how to compensate for the fact that the Company will pay all the interest for an interest period to the holder who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the Debt Securities to prorate interest fairly between buyer and seller. This prorated interest is called “accrued interest.”

Regardless of who acts as paying agent, all money paid by the Company to a paying agent that remains unclaimed at the end of three years after the amount is due to direct holders will be repaid to the Company. After that three-year period, holders may look only to the Company for payment and not to the Trustee, any other paying agent or anyone else.

Indirect holders should consult their banks or brokers for information on how they will receive payment.

Notices.

Notices to be given to holders of a global security will be given only to the depository in accordance with its policies as described under “Global Securities.” Notices to be given to holders of Debt Securities not in global form will be sent by mail to the address of the holder appearing in the Trustee’s records. Indirect holders should consult their banks or brokers for information on how they will receive notice.

Defeasance

If the Debt Securities of a series will be subject to full defeasance or covenant defeasance or either type of defeasance, the prospectus supplement relating to that series will so indicate.

Full Defeasance.

The Company may terminate or “defease” its obligations under the Mellon Indentures of any series of Debt Securities, provided that certain conditions are met, including:

•

the Company must irrevocably deposit in trust for the benefit of all holders a combination of U.S. dollars or U.S. government obligations, specified in the applicable prospectus supplement, that will generate enough cash to make interest, principal and any other payments on the Debt Securities on their applicable due dates;

•

there must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on your security any differently than if we did not make the deposit and just repaid the security. Under current tax law you could recognize gain or loss; and

•

an opinion of independent counsel shall have been delivered to the Trustee to the effect that the holders of the Debt Securities of such series will have no federal income tax consequences as a result of such deposit and termination and that if the securities are listed on the NYSE they will not be delisted. (Sections 1402 and 1404 of Mellon Senior Indenture and Sections 1502 and 1504 of Mellon Senior Subordinated Indenture)

If full defeasance is applicable to a Debt Security, holders will have to rely solely on the trust deposit for payments on such Debt Security. Holders could not look to the Company for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of the Company’s lenders and other creditors if the Company ever became bankrupt or insolvent. In the case of Subordinated Debt Securities, holders would also be released from the subordination provisions on the Subordinated Debt Securities described under “—Subordination of the Subordinated Debt Securities.”

Covenant Defeasance.

Under current federal tax law, the Company can make the same type of deposit described above and be released from some of the restrictive covenants relating to a Debt Security. This is called “covenant defeasance.” In that event, holders would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay such Debt Security. In the case of Senior Subordinated Debt Securities, holders would be released from the subordination provisions on such subordinated Debt Security described later. In order to achieve covenant defeasance, the Company must do the following:

•

deposit in trust for the benefit of the holders of the Debt Securities a combination of U.S. dollars and U.S. government obligations, specified in the applicable prospectus supplement, that will generate enough cash to make interest, principal and any other payments on the Debt Securities on their applicable due dates; and

•

deliver to the Trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on your Debt Security any differently than if we did not make the deposit and just repaid the Debt Security ourselves. (Sections 1403 and 1404 of Mellon Senior Indenture and Sections 1503 and 1504 of Mellon Senior Subordinated Indenture)

Ranking

The Debt Securities are not secured by any property or assets of Mellon Funding. Accordingly, ownership of Debt Securities means holders are one of Mellon Funding’s unsecured creditors. The Senior Debt Securities are not subordinated to any of Mellon Funding’s other debt obligations, and therefore they rank equally with all other unsecured and unsubordinated indebtedness of Mellon Funding. The Guarantees of the Senior Debt Securities rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Senior Subordinated Debt Securities and related Guarantees are subordinated to some of Mellon Funding’s and the Company’s existing and future debt and other liabilities. See “—Subordination of the Subordinated Debt Securities” for additional information on how subordination limits your ability to receive payment or pursue other rights if we default or have certain other financial difficulties.

Subordination of the Subordinated Debt Securities

The Senior Subordinated Debt Securities are subordinated securities and, as a result, the payment of principal of, and any premium and interest on, the Debt Securities are subordinated in right of payment to the prior payment in full of all of the Senior Debt of Mellon Funding. The Guarantees of the Senior Subordinated Debt Securities are subordinated in right of payment to the prior payment in full of all of the Company’s Senior Debt. This means that, in certain circumstances where payments are not being made on all of Mellon Funding’s debt obligations as they come due, the holders of all of Mellon Funding’s Senior Debt will be entitled to receive payment in full of all amounts that are due or will become due on their Debt Securities before the holders of Senior Subordinated Debt Securities and the Guarantees will be entitled to receive any amounts on the Subordinated Debt Securities and the Guarantees. These circumstances include when the Company or Mellon Funding makes a payment or distributes assets to creditors upon any liquidation, dissolution, winding-up or reorganization of the Company or Mellon Funding. (Sections 1401 and 1402 of Mellon Senior Subordinated Indenture)

In addition, no payments of principal of, or any premium or interest on, the Subordinated Debt Securities may be made if there had been a Default in the obligation to make payments on Senior Debt and such Default is not cured.

By reason of such subordination provisions, in the event of insolvency, a direct holder of Senior Debt Securities may ultimately receive more than a direct holder of the same amount of Subordinated Debt Securities, and a creditor that is owed a specific amount may ultimately receive more than a direct holder of the same amount of Senior Subordinated Debt Securities.

“Senior Debt” means the principal of, and any premium and interest on, all of our indebtedness, including indebtedness of others that is guaranteed by the Company, whether such indebtedness exists now or is created, incurred or assumed by the Company after the date of this prospectus, that is for borrowed money, evidenced by a note or similar instrument or is incurred or given when the Company acquires any business, property or assets, or that the Company owes as a lessee under leases that generally accepted accounting principles require to be capitalized on the Company’s balance sheet or leases made as part of any sale and leaseback transaction engaged in by the Company. Senior Debt includes any Senior Debt Securities. Senior Debt also includes any amendment, renewal, replacement, extension, modification and refunding of any indebtedness that itself was Senior Debt. Senior Debt does not include any indebtedness that expressly states in the instrument creating or evidencing it that it does not rank senior in right of payment to the Debt Securities. Senior Debt does not include the Senior Subordinated Debt Securities or any junior subordinated debentures. (Section 101 of Mellon Senior Subordinated Indenture)

The Company owed a total of approximately $6.0 billion in principal amount of Senior Debt, without counting any accrued interest on that Senior Debt, as of May 31, 2007, based on the Bank of New York and Mellon amounts outstanding as of that date. The Mellon Indentures do not limit the amount of Senior Debt the Company is permitted to have, and we may in the future incur additional Senior Debt.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, a series of Debt Securities may be convertible or exchangeable into other Debt Securities or common stock, preferred stock or depositary shares. The specific terms on which any series may be so converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option or at our option, in which case the amount or number of securities the Debt Security holders would receive would be calculated at the time and manner described in the applicable prospectus supplement.

Regarding the Trustees

The Trustee under either Mellon Indenture will be named in the prospectus supplement. We and certain of our subsidiaries may conduct transactions with the Trustees in the ordinary course of business and the Trustees and their affiliates may conduct transactions with us and our subsidiaries.

Governing Law

Both Mellon Indentures are, and the Senior and Senior Subordinated Debt Securities will be, governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except that the rights, immunities, duties and liabilities of the Trustee under the Mellon Senior Indenture are governed by the laws of the State of New York and of the Trustee under the Mellon Senior Subordinated Indenture are governed by the laws of the State of Illinois.

TRUST PREFERRED SECURITIES; JUNIOR SUBORDINATED DEBT SECURITIES; RELATED GUARANTEES AND OTHER OBLIGATIONS

A description of the terms of Trust Preferred Securities, Junior Subordinated Debt Securities, related Guarantees and other related obligations which may be issued from time to time pursuant to this Registration Statement will be contained in a Prospectus Supplement related to any offering of such securities.

DESCRIPTION OF PREFERRED STOCK

Summary

The following summary contains a description of certain general terms of the Preferred Stock of the Company. The particular terms of any series of Preferred Stock will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Preferred Stock:

•	the specific title and stated value,

•	number of shares or fractional interests therein,

•	any dividend, liquidation, redemption, voting and other rights,

•	the terms for conversion into Common Stock or other preferred stock or for exchange for Common Stock or other Debt Securities,

•	the securities exchanges, if any, on which such Preferred Stock is to be listed, and

•	the initial public offering price, and the number of shares, if any, to be purchased by the underwriters.

The terms of any series of Preferred Stock being offered may differ from the terms set forth below. If the terms differ, those terms will also be disclosed in the prospectus supplement relating to that series of Preferred Stock. The following summary is not complete. You should refer to the Certificate of Designation relating to the series of the Preferred Stock, the applicable provisions of the Company’s Amended and Restated Certificate of Incorporation, the Company’s By-Laws and the Delaware General Corporation Law for a complete statement of the terms and rights of that Preferred Stock. That Certificate of Designation will be filed with the SEC promptly after the offering of the Preferred Stock.

General

Under the Company’s Amended and Restated Certificate of Incorporation, the Company is authorized to provide for the issuance of up to 3,600,000,000 shares of which 3,500,000,000 shares shall be Common Stock par value $0.01 per share, and 100,000,000 shares shall be Preferred Stock (the “Preferred Stock”), par value $0.01 per share. The Preferred Stock may be issued in one or more series and the Company’s Board of Directors will have the power to fix various terms with respect to each series, including voting powers, designations, preferences and relative, participating, optional and/or other special rights, and the qualifications, limitations and restrictions thereof. The holders of the Company’s common stock are not entitled to preemptive rights with respect to any shares which may be issued.

In the event of liquidation, dissolution or winding up of the Company, the holders of its common stock would be entitled to receive, after payment or provision for payment of all of its debts and liabilities, all of the assets of the Company available for distribution. The holders of the Company’s Preferred Stock, if any, may have a priority over the holders of the Company’s Common Stock in the event of liquidation or dissolution.

Rank

Any series of Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution rank (i) senior to all classes of common stock of the Company and all equity securities issued by the

Company, the terms of which specifically provide that such equity securities will rank junior to the Preferred Stock (collectively referred to as the “Junior Securities”); (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with the Preferred Stock (collectively referred to as the “Parity Securities”); and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to the Preferred Stock (collectively referred to as the “Senior Securities”). All shares of Preferred Stock will, regardless of series, be of equal rank. As used in any Certificate of Designation for these purposes, the term “equity securities” will not include Debt Securities convertible into or exchangeable for equity securities.

Dividends

Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series of Preferred Stock. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company (or, if applicable, the records of the Depositary referred to below under “Description of Depositary Shares”) on such record dates as shall be fixed by the Board of Directors. Dividends on any series of Preferred Stock may be cumulative or non-cumulative.

The Company’s ability to pay dividends on its Preferred Stock is subject to policies established by the Federal Reserve Board. See “Certain Regulatory Considerations—Restrictions on Payment of Dividends.”

No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities unless dividends shall have been paid or set apart for such payment on the Preferred Stock. If full dividends are not so paid, the Preferred Stock shall share dividends pro rata with the Parity Securities.

Conversion

The prospectus supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Preferred Stock or Common Stock.

For any series of Preferred Stock that is convertible, the Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Preferred Stock or Common Stock, as the case may be, or shares held in its treasury or both, for the purpose of effecting the conversion of the shares of such series of Preferred Stock, the full number of shares of Preferred Stock or Common Stock, as the case may be, then deliverable upon the conversion of all outstanding shares of such series.

No fractional shares or scrip representing fractional shares of Preferred Stock or Common Stock will be issued upon the conversion of shares of any series of convertible Preferred Stock. Each holder to whom fractional shares would otherwise be issued will instead be entitled to receive, at the Company’s election, either (a) a cash payment equal to the current market price of such holder’s fractional interest or (b) a cash payment equal to such holder’s proportionate interest in the net proceeds (following the deduction of applicable transaction costs) from the sale promptly by an agent, on behalf of such holders, of shares of Preferred Stock or Common Stock, as the case may be, representing the aggregate of such fractional shares.

The holders of any series of shares of Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date occurring between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date but instead will receive accrued and unpaid dividends to such redemption date) on the corresponding dividend payment date notwithstanding the conversion thereof or the Company’s default in payment of the dividend due. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Preferred Stock or Common Stock issued upon conversion.

Exchangeability

The holders of shares of Preferred Stock of any series may be obligated at any time or at a specified time or times to exchange such shares for Common Stock or Debt Securities of the Company. The terms of any such exchange and any such Debt Securities will be described in the prospectus supplement relating to such series of Preferred Stock.

Redemption

A series of Preferred Stock may be redeemable at any time or at a specified time or times, in whole or in part, at the option of the Company or the holder thereof upon terms and at the redemption prices set forth in the prospectus supplement relating to such series.

In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board of Directors of the Company or by any other method determined to be equitable by the Board of Directors.

On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Under current regulations, bank holding companies, except in certain narrowly defined circumstances, may not exercise any option to redeem shares of preferred stock included as Tier 1 Capital without the prior approval of the Federal Reserve. Ordinarily, the Federal Reserve Board would not permit such a redemption unless (1) the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock or (2) the Federal Reserve determines that the bank holding company’s condition and circumstances warrant the reduction of a source of permanent capital.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock that ranks senior to the Junior Securities will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any Junior Securities, including Common Stock, distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of Preferred Stock, plus an amount equal to any accrued and unpaid dividends. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other Parity Securities are not paid in full, the holders of the Preferred Stock of such series and the Parity Securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of such series of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

Voting Rights

Except as indicated below or in the prospectus supplement relating to a particular series of Preferred Stock or except as expressly required by applicable law, the holders of shares of Preferred Stock will have no voting rights.

Under regulations adopted by the Federal Reserve, if the holders of shares of any series of Preferred Stock of the Company become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of such series (or a holder of 5% if it otherwise exercises a “controlling influence” over the Company) may then be subject to regulation as a bank holding company in accordance with the BHC Act. In addition, at such time as such series is deemed a class of voting securities,

(i) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of such series, and (ii) any person other than a bank holding company may be required to file with the Federal Reserve Board under the Change in Bank Control Act, a federal law, to acquire or retain 10% or more of such series.

Preferred Stock Outstanding

As of the date of this prospectus, the Company has issued and outstanding no shares of Preferred Stock. The Company, as successor by merger to Mellon Financial Corporation, is a party to Stock Purchase Contracts obligating the Company to issue to Mellon Capital Trust IV, a subsidiary of the Company, on the Stock Purchase Date specified in the Stock Purchase Contracts, an aggregate of 5,001 shares of the Company’s Series A Noncumulative Preferred Stock, liquidation preference $100,000 per share.

Transfer Agent, Registrar and Dividend Disbursement Agent

Mellon Investor Services is the Transfer Agent, Registrar and Dividend Disbursement Agent for the Company’s Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES

The following summary is not complete. You should refer to the applicable provisions of the forms of the Company’s Deposit Agreement and Depositary Receipt relating to the Preferred Stock for a complete statement of the terms and rights of the Depositary Shares. The form of Deposit Agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part by reference to Bank of New York’s previous filings with the SEC.

General

The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue Depositary Receipts, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the “Deposit Agreement”) between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the “Depositary”). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the “Depositary Receipts”). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.

Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company’s expense.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

Redemption or Exchange of Stock

If a series of Preferred Stock represented by Depositary Shares is to be redeemed or exchanged, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary, or exchanged for the Common Stock or Debt Securities to be issued in exchange for the Preferred Stock (as the case may be, in accordance with the terms of such series of Preferred Stock). The Depositary Shares will be redeemed or exchanged by the Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share or market value of Common Stock or Debt Securities per Depositary Share paid in respect of the shares of Preferred Stock so redeemed or exchanged. Whenever the Company redeems or exchanges shares of Preferred Stock held by the Depositary, the Depositary will redeem or exchange as of the same date the number of Depositary Shares representing shares of Preferred Stock so redeemed or exchanged. If fewer than all the Depositary Shares are to be redeemed or exchanged, the Depositary Shares to be redeemed or exchanged will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Company.

Withdrawal of Stock

Any holder of Depositary Shares may, upon surrender of the Depositary Receipts at the corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related prospectus supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder’s Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable actions which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

Conversion Rights of Convertible Depositary Shares

Any holder of Depositary Shares which are convertible into Common Stock or into shares of another series of Preferred Stock, upon surrender of the Depositary Receipts therefor and delivery of instructions to the

Depositary, may cause the Company to convert any specified number of whole or fractional shares of Preferred Stock represented by the Depositary Shares into the number of whole shares of Common Stock or Preferred Stock (as the case may be, in accordance with the terms of such series of the Preferred Stock) of the Company obtained by dividing the aggregate liquidation preference of such Depositary Shares by the Conversion Price (as such term is defined in the Certificate of Designation) then in effect, as such Conversion Price may be adjusted by the Company from time to time as provided in the Certificate of Designation. In the event that a holder delivers Depositary Receipts to the Depositary for conversion which in the aggregate are convertible either into less than one whole share of such Common Stock or Preferred Stock or into any number of whole shares of such Common Stock or Preferred Stock plus an excess constituting less than one whole share of such Common Stock or Preferred Stock, the holder shall receive payment in lieu of such fractional share.

Amendment and Termination of the Deposit Agreement

The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares representing Preferred Stock of any series will not be effective unless such amendment has been approved by the holders of at least 66 2/3% of the Depositary Shares then outstanding representing Preferred Stock of such series. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Depositary Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement automatically terminates if (i) all outstanding Depositary Shares have been redeemed; or (ii) each share of Preferred Stock has been converted into Common Stock or Preferred Stock or has been exchanged for Common Stock or Debt Securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares.

Charges of Depositary

The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay all charges of the Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption or exchange of such Preferred Stock. holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The Depositary will forward all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the deposited Preferred Stock.

Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON STOCK

General

We may issue Common Stock, separately or together with or upon conversion of or in exchange for other Company securities, all as set forth in a prospectus supplement. The following summary is not complete. You should refer to the applicable provisions of the Company’s Amended and Restated Certificate of Incorporation and By-Laws, and to the Delaware General Corporation Law (“DGCL”) for a complete statement of the terms and rights of the Common Stock.

The Company is authorized to issue 3,500,000,000 shares of Common Stock, par value $0.01 per share. The Common Stock is listed on the New York Stock Exchange. Its symbol is BK.

The applicable prospectus supplement will describe the terms of the Common Stock including, where applicable, the following:

•	the number of shares to be offered;

•	the offering price; and

•	any additional terms of the Common Stock which are not inconsistent with the provisions of the Company’s Amended and Restated Certificate of Incorporation.

The Common Stock will be, when issued against payment therefor, fully paid and nonassessable. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that has been issued and may be issued in the future.

Dividends

The holders of the Common Stock of the Company are entitled to receive dividends, when, as and if declared by the Board of Directors out of any funds legally available therefor, subject to the preferences applicable to any outstanding Preferred Stock.

The Company’s ability to pay dividends on its Common Stock:

•	depends primarily upon the ability of its subsidiaries, including the Bank and Mellon Bank, to pay dividends or otherwise transfer funds to it, and

•	is also subject to policies established by the Federal Reserve Board. See “Certain Regulatory Considerations—Restrictions on Payment of Dividends.”

Voting

Holders of Common Stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of the Common Stock do not have cumulative voting rights.

Liquidation Rights

Upon liquidation of the Company, holders of Common Stock are entitled to receive pro rata the net assets of the Company after satisfaction in full of the prior rights of creditors (including holders of the Company’s Debt Securities) of the Company and holders of any Preferred Stock.

Miscellaneous

Holders of Common Stock do not have any preferential or preemptive right with respect to any securities of the Company or any conversion rights. The Common Stock is not subject to redemption. The outstanding shares of Common Stock are fully paid and non-assessable.

Mellon Investor Services is the Transfer Agent, Registrar and Dividend Disbursement Agent for the Common Stock of the Company.

Certain Provisions of Delaware Law and the Company’s By-Laws

The DGCL restricts certain business combinations. The statute prohibits certain Delaware corporations from engaging in any business combination with a holder of 15% or more of the corporation’s outstanding voting stock (“interested stockholder”) or with any entity if the transaction is caused by the interested stockholder within three years after the person or entity becomes an interested stockholder unless

•	the transaction that caused the person to become an interested stockholder was approved by the Board of Directors of the corporation prior to the transaction;

•

after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the outstanding voting stock of the corporation not including (1) shares held by persons who are both officers and directors of the corporation and (2) shares held by specified employee benefit plans;

•

after the person becomes an interested stockholder, the business combination is approved by the Board of Directors and holders of at least 66 2/3% of the outstanding voting stock, excluding shares held by the interested stockholder; or

•

the transaction is one of certain business combinations that are proposed after the corporation had received other acquisition proposals and that are approved or not opposed by a majority of certain continuing members of the Board of Directors, as specified in the DGCL.

The DGCL defines the term “business combination” to include transactions such as mergers, sales and leases of assets, issuances of securities and similar transactions.

Under the provisions of the statute, a corporation can expressly elect not to be governed by the business combination provisions in its Amended and Restated Certificate of Incorporation or By-Laws, but, as of the date of this prospectus, the Company has not done so. (DGCL § 203).

The Company’s By-Laws establish an advance notice procedure with regard to nomination by stockholders of candidates for election as directors and with regard to proposals by stockholders to be brought before a meeting of stockholders. In general, notice must be received by the Secretary of the Company (i) in the case of an annual meeting, not fewer than 90 days or more than 120 days before the anniversary date of the previous year’s proxy statement; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder will be timely if it is received (1) on or before the later of 120 calendar days before the date of the annual meeting at which the election is to take place or 30 calendar days following the first public announcement by the Company of the annual meeting date and (2) not later than 15 days prior to the scheduled mailing date of the Company’s proxy materials for that annual meeting or (ii) in the case of a special meeting of stockholders at which directors are to be elected, not later than the close of business on the tenth calendar day following the earlier of the day on which notice of the meeting date was mailed and the day on which public announcement of the meeting date was made. The notice must also provide certain information set forth in the Company’s By-Laws. Pursuant to Rule 14a-8 under the Exchange Act, the Board of Directors is not required to nominate in the annual proxy statement any person so proposed. Compliance with this procedure would permit a stockholder to nominate the individual(s) at the stockholders meeting, and any stockholder may vote in person or by proxy for any individual that stockholder desires.

The Company’s By-Law provisions regarding stockholder proposals are similar to the provisions relating to stockholder nominations in connection with an annual meeting. The advance notice of the stockholder’s proposal must set forth a description of the business that the stockholder intends to bring before the meeting, including the text of the proposal, the reasons for conducting such business at the meeting and certain information regarding the proposing stockholder, including the name and address of the stockholder, the class and number of shares of the Company’s capital stock beneficially owned by each such stockholder and any material interest of the stockholder in the business proposed at the meeting.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

Description of Stock Purchase Contracts

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock or preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of common stock or preferred stock or per depositary share, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish. The stock purchase contracts may be issued separately or as part of units, which we refer to in this prospectus as stock purchase units. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts. These other securities may consist of debt securities, junior subordinated debentures, preferred stock, common stock or depositary shares of the Company, debt securities of Mellon Funding, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

Description of Stock Purchase Units

We may, from time to time, issue stock purchase units comprised of one or more of the other securities described in this prospectus in any combination. Stock purchase units may also include debt obligations of third parties, such as U.S. Treasury securities. Each stock purchase unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a stock purchase unit will have the rights and obligations of a holder of each included security. The unit agreement under which a stock purchase unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the stock purchase units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with the offering of stock purchase units.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities;

•	preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

BOOK-ENTRY ISSUANCE

If any Debt Securities, Trust Preferred Securities, Preferred Stock or other securities (collectively, “Book Entry Securities”) are to be represented by global certificates, The Depository Trust Company (“DTC”) will act as securities depositary for all of the Book Entry Securities, unless otherwise referred to in the prospectus supplement relating to an offering of the particular series of Book Entry Securities.

The following is a summary of the depository arrangements applicable to such securities issued in global form and for which DTC acts as depositary. If there are any changes from this summary they will appear in a prospectus supplement.

If any securities are to be issued in global form, you will not receive a paper certificate representing the securities you have purchased. Instead the Company will deposit with DTC or its custodian one or more fully-registered global certificates (“Global Certificates”) registered in the name of Cede & Co. (DTC’s nominee) for the Book Entry Securities, representing in the aggregate the total number of a Capital Trust’s Trust Preferred Securities, aggregate principal amount of Junior Subordinated Debt Securities or aggregate principal amount of Debt Securities, or the total number of shares of Preferred Stock or other securities, respectively.

Since the Global Certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the Global Certificate. Persons who buy interests in the Global Security by purchasing securities are said to own a beneficial interest in the Global Security.

Only institutions (sometimes referred to as “participants”) that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a Global Certificate. Ownership of beneficial interests in a Global Certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

Ownership of beneficial interests in a Global Certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.

DTC has no knowledge of the actual beneficial owners of the Book Entry Securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchased the securities.

DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Certificate.

We have been advised by DTC that upon the issuance of a Global Certificate and the deposit of that Global Certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or numbers of shares represented by that Global Certificate to the accounts of its participants.

The Company will pay principal of, and premium, interest or dividends on, securities represented by a Global Certificate registered in the name of or held by DTC or its nominee to the relevant Trustee (or agent) who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Certificate representing those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment of principal of, or interest or premium (or contract adjustment payments) on, a Global Certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or stated amount of that Global Certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a Global Certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

A Global Certificate is exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a Global Certificate may be registered to, any person other than DTC or its nominee, only if:

(a) DTC notifies us that it is unwilling or unable to continue as depositary for that Global Certificate or if at any time DTC ceases to be registered under the Exchange Act;

(b) we determine in our discretion that the Global Certificate shall be exchangeable for definitive securities in registered form; or

(c) in the case of Debt Securities, there shall have occurred and be continuing an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default with respect to the Debt Securities.

Any Global Certificate representing a Debt Security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount as the Global Certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive Debt Securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the Global Certificate. Any principal, premium and interest will be payable, the transfer of the definitive Debt Securities will be registerable and the definitive Debt Securities will be exchangeable at the office specified in the applicable prospectus supplement, provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled to that interest payment as of the record date and as shown on the register for the Debt Securities.

Any Global Certificate representing a Trust Preferred Security that is exchangeable pursuant to (a) or (b) above will be exchangeable in whole for definitive Trust Preferred Securities in registered form, of like tenor and of an equal aggregate liquidation amount as the Global Certificate, in denominations specified in the applicable prospectus supplement (if other than $25.00 and integral multiples of $25.00). The definitive Trust Preferred Securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the Global Certificate. Any Distributions and other payments will be payable, the transfer of the definitive Trust Preferred Securities will be registerable and the definitive Trust Preferred Securities will be exchangeable at the office specified in the applicable prospectus supplement, provided that such payment may be made at the option of the Company by check mailed to the address of the person entitled to that payment as of the record date and as shown on the register for the Trust Preferred Securities.

DTC may discontinue providing its services as securities depositary with respect to any of the Book Entry Securities at any time by giving reasonable notice to the relevant Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Debt Security, Trust Preferred Security or Preferred Stock certificates representing such Debt Security, Trust Preferred Security or Preferred Stock will be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After an Event of Default under the Applicable Indenture, the holders of a majority in liquidation amount of Trust Preferred Securities or aggregate principal amount of Debt Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Trust Preferred Securities or Debt Securities will be printed and delivered.

Except as provided above, owners of the beneficial interests in a Global Security representing a Debt Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders of securities for any purpose under the Indentures.

No Global Security shall be exchangeable except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Global Security or the Indentures.

Redemption notices will be sent to Cede & Co. as the registered holder of the Book Entry Securities. If less than all of a series of the Debt Securities or a Capital Trust’s Trust Securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Although voting with respect to the Book Entry Securities is limited to the holders of record of the Book Entry Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Book Entry Securities. Under its usual procedures, DTC would mail an omnibus proxy (the “Omnibus Proxy”) to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such Book Entry Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Capital Trusts, the Mellon Trust and the Company believe to be accurate, but the Capital Trusts, the Mellon Trust and the Company assume no responsibility for the accuracy thereof. The Capital Trusts, the Mellon Trust and the Company do not have any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for the Company by Arlie R. Nogay, Chief Securities Counsel of the Company, and for the underwriters by Cleary Gottlieb Steen & Hamilton LLP.

Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the Trust Preferred Securities, the enforceability of the Trust Agreements and the formation of the Capital Trusts will be passed upon by Richards, Layton and Finger, P.A., special Delaware counsel to the Company and the Capital Trusts.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited Bank of New York’s consolidated financial statements (and related financial statement schedules) and management’s assessment of the effectiveness of internal control over financial reporting, in each case, included in Bank of New York’s Annual Report on Form 10-K for the year ended December 31, 2006, as set forth in their reports thereon, which are incorporated in this prospectus by reference. Such consolidated financial statements and management’s assessment are incorporated by reference in reliance on such reports given on their authority as experts in accounting and auditing.

KPMG LLP, independent registered public accounting firm, has audited Mellon Financial’s consolidated financial statements (and related financial statement schedules) and management’s assessment of the effectiveness of internal control over financial reporting, in each case, included in Mellon Financial’s Annual Report on Form 10-K for the year ended December 31, 2006, as set forth in their reports thereon, which are incorporated in this prospectus by reference. The report with respect to the December 31, 2006 consolidated financial statements refers to a change in Mellon’s method of accounting for employer defined pension and other postretirement plans in accordance with Statement of Financial Accounting Standards No. 158.

Subsequent audited consolidated financial statements of the Company and its subsidiaries and reports on the effectiveness of the Company’s internal control over financial reporting as of the dates of such financial statements will also be incorporated by reference in this prospectus in reliance upon the authority of the firm providing such reports as experts in doing so to the extent said firm has audited those consolidated financial statements and consented to the use of their reports thereon in this prospectus.

PLAN OF DISTRIBUTION

Securities offered by the Company and each Capital Trust

The securities to be offered by the Company and each Capital Trust may be sold in a public offering to or through agents, underwriters or dealers designated from time to time or directly to purchasers. The Company and each Capital Trust may sell its securities as soon as practicable after effectiveness of the registration statement of which this prospectus forms a part. The names of any underwriters or dealers involved in the sale of the securities in respect of which this prospectus is delivered, the amount or number of securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement.

Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of securities offered by this prospectus, underwriters may be deemed to have received compensation from the Company and/or the applicable Capital Trust in the form of underwriting discounts or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

Any underwriting compensation paid by the Company and/or the applicable Capital Trust to underwriters in connection with the offering of securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying prospectus supplement. Underwriters and dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled under agreements with the Company and a Capital Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

In connection with the offering of securities of the Company or any Capital Trust, the Company or such Capital Trust may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the prospectus supplement for such securities. If the Company or such Capital Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters and dealers and their affiliates and associates may engage in transactions with, or perform services for, the Company and/or the applicable Capital Trust and/or any of their affiliates in the ordinary course of business. Certain of the underwriters and dealers, and their affiliates and associates may be customers of, including borrowers from, engage in transactions with, and perform services for, the Company, the Bank, Mellon Bank and other subsidiaries of the Company in the ordinary course of business.

Securities other than the Common Stock will be new issues of securities and will have no established trading market. Any underwriters to whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities other than the Common Stock.

This prospectus and applicable prospectus supplement may be used by BNY Capital Markets, Inc., Mellon Financial Markets LLC and other affiliates of the Company in connection with offers and sales relating to the initial sale of securities and any market making transactions in securities. These transactions may be executed at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions.

BNY Capital Markets, Inc. and the Mellon Financial Markets LLC, affiliates of the Company, may act as an underwriter or agent in connection with the offer and sale of securities offered by the Company or any Capital Trust pursuant to this prospectus, including acting as our agent to sell shares of Common Stock from time to time pursuant to a sales agency financing arrangement. Each offering of securities will conform to the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

In connection with the sale of any securities registered under the registration statement of which this prospectus is a part, the maximum underwriting commission or discount to be received by any member of the National Association of Securities Dealers, Inc. or any independent broker dealer will be 8%.

The Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Company in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Common Stock offered by a Selling Shareholder

Shares of Common Stock may be offered and sold by any selling shareholder who has acquired Common Stock from the Company in transactions that were not registered under the Securities Act. Sales of shares of Common Stock by a selling shareholder may be effected from time to time in one or more of the following transactions: (a) through brokers, acting as agent in transactions (which may involve block transactions), in special offerings, on any exchange where the Common Stock is traded, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (b) to underwriters who will acquire the shares of Common Stock for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time); (c) directly or through brokers or agents in private sales at negotiated prices; (d) to lenders pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder; (e) through short sales, option exercises or other derivative transactions; or (f) by any other legally available means. Also, offers to purchase shares may be solicited by agents designated by any selling shareholder from time to time. This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire shares of Common Stock from selling shareholders to be sold on a delayed or contingent basis.

Any selling shareholder and any agents or broker-dealers that participate with such selling shareholder in the distribution of any of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

In connection with a sale of shares of Common Stock by any selling shareholder pursuant to this prospectus, the following information will, to the extent then required, be provided in the applicable prospectus supplement relating to such sale: the identity of the selling shareholder, the manner in which the selling shareholder acquired the Common Stock from the Company, the number of shares to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to the particular sale.

$1,000,000,000

The Bank of New York Mellon Corporation CoreNotes®

Due Nine Months or More from Date of Issue

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

July 2, 2007

“CoreNotes®” is a registered service mark of Merrill Lynch & Co., Inc.